EXHIBIT 99.1

Notice of Annual General Meeting of Shareholders

and

Management Proxy Circular

of

IVANHOE ENERGY INC.

DATED:  March 19, 2014

IVANHOE ENERGY INC. 654 – 999 Canada Place Vancouver, BC V6C 3E1 Telephone: 604-688-8323 Fax: 604-682-2060 Notice of Annual General Meeting of Shareholders April 28, 2014

NOTICE IS HEREBY GIVEN that the annual general meeting of shareholders of IVANHOE ENERGY INC. (the “Company”) will be held in the Princess Louisa Suite at the Fairmont Waterfront Hotel, 900 Canada Place Way, Vancouver, British Columbia on Monday, April 28, 2014, at 9:00 AM (Pacific Time) (the “Meeting”) for the following purposes:

1.	to receive the report of the directors;

2.	to receive the Company’s audited financial statements for the financial year ended December 31, 2013 and the auditor’s report thereon;

3.	to elect eight directors for the ensuing year;

4.	to appoint auditors for the ensuing year and to authorize the directors to fix the auditors’ remuneration; and

5.	to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The board of directors has fixed March 12, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof.

A Management Proxy Circular accompanies this Notice. The Management Proxy Circular contains details of the matters to be considered at the Meeting.

Notice-and-Access

The Company is utilizing the notice-and-access mechanism (the “Notice-and-Access Provisions”) under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer and National Instrument 51-102 – Continuous Disclosure Obligations, for distribution of Meeting materials to registered and beneficial shareholders.

Website Where Meeting Materials are Posted

The Notice-and-Access Provisions are a new set of rules that allows reporting issuers to post electronic versions of proxy-related materials (such as proxy circulars and annual financial statements) on-line, via the System for Electronic Document Analysis and Retrieval (“SEDAR”) and one other website, rather than mailing paper copies of such materials to shareholders. Electronic copies of the Management Proxy Circular, financial statements of the Company for the year ended December 31, 2013 (“Financial Statements”) and management’s discussion and analysis of the Company’s results of operations and financial condition for 2013 (“MD&A”) may be found on the Company’s SEDAR profile at www.sedar.com and the Company’s website at www.ivanhoeenergy.com. The Company will make limited use of the procedures known as “stratification” in relation to the use of Notice-and-Access Provisions. Stratification occurs when a reporting issuer using the Notice-and-Access Provisions provides a paper copy of the Management Proxy Circular to some shareholders with the notice package. In relation to the Meeting, shareholders with existing instructions on their account to receive printed materials and those shareholders with addresses outside of Canada and the United States will receive a printed copy of the Meeting Materials with the Notice. All other shareholders will receive only the required documentation under the Notice-and-Access Provisions, which will not include paper copies of the Management Proxy Circular, Financial Statement or MD&A.

Obtaining Paper Copies of Materials

The Company anticipates that using the Notice-and-Access Provisions for delivery to shareholders will directly benefit the Company through a substantial reduction in both postage and material costs, and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials. Shareholders with questions about the Notice-and-Access Provisions can call our transfer agent CST Trust Company toll-free at 1-888-433-6443. Shareholders may also obtain paper copies of the Management Proxy Circular, Financial Statements and MD&A free of charge by contacting CST Trust Company by phone at the same toll-free number or by email at fulfillment@canstockta.com or upon request to the Company’s Corporate Secretary at 604-688-8323.

A request for paper copies which are required in advance of the Meeting should be sent so that the request is received by the Company or CST Trust Company, as applicable, by 9:00 AM (Pacific time) on Thursday, April 17, 2014 in order to allow sufficient time for shareholders to receive the paper copies and to return their proxies or voting instruction forms to intermediaries not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the City of Vancouver, British Columbia)  prior to the time set for the Meeting or any adjournments or postponements thereof.

Voting

A Proxy Form is enclosed herewith.  Registered shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed Proxy Form to CST Trust Company in accordance with the instructions set out in the Management Proxy Circular. If you are voting your shares by proxy, our transfer agent, CST Trust Company, must receive your completed proxy form by 9:00 AM (Pacific time) on Thursday, April 24, 2014, or 48 hours (excluding Saturdays, Sundays and statutory holidays) before any adjournment(s) or postponement(s) of the Meeting.

Non-registered shareholders receiving these materials through their broker or other intermediary should complete and return the voting instruction form provided to them by their broker or other intermediary in accordance with the instructions provided therein.

SHAREHOLDERS ARE REMINDED TO REVIEW THE MANAGEMENT PROXY CIRCULAR BEFORE VOTING.

DATED at Vancouver, British Columbia, this 19th day of March, 2014.

BY ORDER OF THE BOARD OF DIRECTORS “Mary Vincelli”
Mary Vincelli Corporate Secretary

IVANHOE ENERGY INC.
Suite 654 – 999 Canada Place
Vancouver, British Columbia  V6C 3E1

MANAGEMENT PROXY CIRCULAR

INTRODUCTION

This Management Proxy Circular is for the annual general meeting of shareholders of Ivanhoe Energy Inc. (the “Company”) to be held on Monday, April 28, 2014, at 9:00 AM (Pacific time) and any adjournment(s) or postponement(s) (the “Meeting”). As a shareholder on March 12, 2014 (the “Record Date”), you have the right to vote your common shares of the Company on:

—	electing the directors of the Company;

—	appointing the auditors of the Company; and

—	any other items that may properly come before the Meeting.

To help you make an informed decision, this Management Proxy Circular tells you about, among other things, the Meeting, the nominees for election as directors, the proposed auditors, the Company’s governance practices and the compensation of the Company’s directors and executive officers. Your proxy is solicited by the Company’s management, and solicitation will be made by directors, officers and regular employees of the Company personally, by telephone, by mail or by electronic means of communication. All costs associated with this solicitation of proxies will be borne by the Company.

In this document, “you”, “your” and “shareholder” refer to holders of common shares of the Company and the term “shares” or “common shares” refers to the Company’s common shares without par value. “We”, “us”, “our”, “Company” and “Ivanhoe” refer to Ivanhoe Energy Inc. and “board” refers to our board of directors, unless otherwise indicated. This Management Proxy Circular is dated March 19, 2014. The information in this document is current to March 7, 2014 unless otherwise indicated.

THE MEETING

The Meeting will be held at the Fairmont Waterfront Hotel, the Princess Louisa Suite, 900 Canada Place Way, Vancouver, British Columbia, Canada starting at 9:00 AM (Pacific time) on Monday, April 28, 2014.

The purpose of the Meeting is for shareholders to receive the financial statements of the Company for the most recently completed financial year and to consider the other items of business stated in the notice of the Meeting.

WHAT THE MEETING WILL COVER

The business to be conducted at the Meeting is:

—	receiving the financial statements of the Company for the year ended December 31, 2013, together with the report of the auditors;

—	electing directors who will serve until the close of the next annual general meeting of shareholders; and

—	appointing the auditors who will serve until the close of the next annual general meeting of shareholders.

Shareholders may also consider other business that properly comes before the Meeting.

MEETING MATERIALS

Notice-and-Access

The Company has decided to use the notice and access mechanism (the “Notice-and-Access Provisions”) under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer for the delivery of the Management Proxy Circular, the Financial Statements and the MD&A (collectively, the “Meeting Materials”) to shareholders for the Meeting. Ivanhoe has adopted this alternative means of delivery in order to further its commitment to environmental sustainability and to reduce its printing and mailing costs.

Under the Notice-and-Access Provisions, instead of receiving printed copies of the Meeting Materials, shareholders receive a notice (“Notice”) with information on the Meeting date, location and purpose, as well as information on how they may access the Meeting Materials electronically.

Shareholders with existing instructions on their account to receive printed materials and those shareholders with addresses outside of Canada and the United States will receive a printed copy of the Meeting Materials with the Notice.

Requesting Printed Meeting Materials

Shareholders can request that printed copies of the Meeting Materials be sent to them by postal delivery at no cost to them up to one year after the date this Management Proxy Circular was filed on SEDAR by contacting our transfer agent CST Trust Company toll-free by phone at 1-888-433-6443 or by email at fulfillment@canstockta.com or by contacting the Company’s Corporate Secretary at 604-688-8323.

GENERAL PROXY MATTERS

Voting by Proxy

This is the easiest way to vote. Voting by proxy means that you are giving the person(s) named on your proxy form (your “proxyholder”) the authority to vote your shares at the Meeting in accordance with your instructions. A proxy form is included in this package.

You can choose from seven ways of voting your shares by proxy:

1.	by telephone;

2.	on the Internet;

3.	by postal mail;

4.	by email;

5.	by fax;

6.	by hand; or

7.	by appointing another person as your proxyholder to personally attend the Meeting and vote your shares for you.

The persons named as proxyholders in the accompanying proxy form are directors and/or officers of the Company. These persons will vote your shares for you, unless you appoint someone else to be your proxyholder. You may appoint another person or company to personally attend the Meeting and vote your shares for you. If you appoint someone else, your proxyholder must be present at the Meeting to vote your shares.

If you are voting your shares by proxy, our transfer agent, CST Trust Company, must receive your completed proxy form by 9:00 AM (Pacific time) on Thursday, April 24, 2014, or 48 hours (excluding Saturdays, Sundays and statutory holidays) before any adjournment(s) or postponement(s) of the Meeting.

Registered Shareholders and Non-Registered Shareholders

You are a registered shareholder if your name appears on your share certificate(s). Your proxy form tells you whether you are a registered shareholder. Only registered shareholders or the persons they appoint as their proxyholders are permitted to vote at the Meeting.

You are a non-registered (or beneficial) shareholder if your bank, trust company, securities broker or other financial institution (an “Intermediary”) holds your shares for you. For most non-registered shareholders, your proxy form or voting instruction form tells you whether you are a non-registered (or beneficial) shareholder.

If you are not sure whether you are a registered shareholder or a non-registered shareholder, please contact CST Trust Company:

—	By telephone: 1-800-387-0825 (toll free in Canada and the United States)

—	By fax: 1-888-249-6189

—	By mail: CST Trust Company, P. O. Box 700, Station B, Montreal, Quebec, H3B 3K3

—	By email: inquiries@canstockta.com

Please follow the instructions below on how to vote, based on whether you are a registered shareholder or a non-registered shareholder.

How to Vote – Registered Shareholders

By proxy

1.	By telephone:

—	Call 1-888-489-5760 (toll free in Canada and the United States) from a touch-tone phone.

—	Using the telephone keypad, enter the 13-digit control number found on the reverse side of your proxy form.

—	Follow the instructions.

—	If you vote by telephone, you cannot appoint anyone other than the persons named on your proxy form as your proxyholder.

2.	On the Internet:

•	Go to www.cstvotemyproxy.com to vote online.

•	Enter the 13-digit control number found on the reverse side of your proxy form.

•	Follow the instructions.

3.	By postal mail:

—	Complete, sign and date the proxy form.

—	Return it in the envelope provided or otherwise return it to CST Trust Company, Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1.

—	Please see the “Completing the Proxy Form” section for more information.

4.	By email:

—	Complete, sign and date the proxy form

—	Email a pdf copy of the signed proxy form to proxy@canstockta.com (French language proxies should be sent to procuration@canstockta.com)

5.	By fax:

—	Complete, sign and date the proxy form.

—	Fax the signed proxy form to 1-866-781-3111 (toll free in Canada and the United States) or 1-416-368-2502 (outside Canada and the United States).

—	Please see the “Completing the Proxy Form” section for more information.

6.	By hand:

—	Complete, sign and date the proxy form.

—	Deliver it to The Oceanic Plaza, 1600 - 1066 Hastings Street, Vancouver, British Columbia, V6E 3X1 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6.

7.	You may appoint another person or company as your proxyholder to personally attend the Meeting and vote your shares for you:

—	This person or company does not have to be a shareholder.

—	Make sure the person or company you appoint is aware of the appointment and attends the Meeting.

—	Please see the “Completing the Proxy Form” section for more information.

In person at the Meeting

—	You do not need to complete or return a proxy form.

—	To vote in person, bring the meeting registration portion of your proxy form to the Meeting (to register and enter the Meeting).

—	You may vote in person at the Meeting on votes conducted by show of hands or by ballot.

How to Vote – Non-Registered Shareholders

By proxy

—
Your Intermediary is required to ask for your voting instructions before the Meeting, and you should contact your Intermediary if you did not receive a request for voting instructions or proxy form in this package.

—	In most cases, you will receive a voting instruction form from your Intermediary, and you should provide your voting instructions in accordance with the directions on the form.

—	Less frequently, you will receive a proxy form signed by the Intermediary that is restricted as to the number of shares beneficially owned by you, but is otherwise incomplete.

—
If you receive a proxy form, you should complete and return it in accordance with the directions on the proxy form using the envelope provided, or otherwise return it to CST Trust Company by mail to Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1, by hand to The Oceanic Plaza, 1600 - 1066 Hastings Street, Vancouver, British Columbia, V6E 3X1 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6, or by fax at 1-866-781-3111 (toll free in Canada and the United States) or 1-416-368-2502 (outside Canada and the United States).

—	To be valid for use at the Meeting, proxies must be received before 9:00 a.m. (Pacific time) on Thursday, April 24, 2014.

In person at the Meeting

—	The Company does not have access to the names or holdings of non-registered shareholders.

—
Non-registered shareholders can only vote shares in person at the Meeting if appointed as the proxyholder (you can do this by printing your name in the space provided on the voting instruction form provided by your Intermediary and submitting it as directed on the form).

—	If appointed as proxyholder, a non-registered shareholder will be asked to register his or her attendance at the Meeting and may vote at the Meeting on votes conducted by show of hands or by ballot.

Completing the Proxy Form

For the election of directors and appointment of the auditors, you can choose to vote “For” or “Withhold”. For any other matters to be voted upon, you can choose to vote “For” or “Against”. If your shares are represented by proxy, they will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

When you sign the proxy form, you authorize one of Carlos A. Cabrera, Executive Chairman of the Company, or Mary Vincelli, Corporate Secretary of the Company, to vote or withhold from voting your shares for you at the Meeting in accordance with your instructions.

You have the right to appoint a person or company other than the persons designated in the proxy form to represent you and vote your shares at the Meeting. If you are appointing someone else to vote your shares for you at the Meeting, strike out the two names that are printed on the proxy form and write the name of the person or company you are appointing in the space provided. Complete your voting instructions, date and sign the proxy form, and return it to CST Trust Company as instructed.

If you return a duly executed proxy form but do not tell us how you want to vote your shares, your votes will be cast:

—	FOR electing the eight nominees for election as directors of Company who are listed in this Management Proxy Circular;

—	FOR re-appointing Deloitte LLP as auditors of the Company;

If you do not specify how you want your shares voted, your proxyholder will vote your shares as described above and as he or she sees fit on any other matter that may properly come before the Meeting.

If you are an individual shareholder, your proxy form must be signed by you or your authorized attorney. If you are a corporation or other legal entity, the proxy form must be signed by an authorized officer or attorney. A proxy form signed by a person acting as an attorney or in some other representative capacity (including a representative of a corporate shareholder) should indicate that person’s capacity following his or her signature. That proxy form should be accompanied by the appropriate instrument evidencing qualification and authority to act, unless such instrument has previously been filed with the Company.

Changing Your Vote

You can revoke a vote you made by proxy by:

—	voting again by telephone, email or on the Internet before 9:00 AM (Pacific time) on Thursday, April 24, 2014;

—
completing a proxy form that is dated later than the proxy form you are changing, and mailing it or faxing it to CST Trust Company, Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1, 1-866-781-3111, so that it is received by 9:00 AM (Pacific time) on Thursday, April 24, 2014;

—
sending a notice in writing revoking your proxy from you or your authorized attorney (or, if the shareholder is a corporation, by a duly authorized officer) to the Corporate Secretary of the Company so that it is received before by 9:00 AM (Pacific time) on Thursday, April 24, 2014; or

—	giving a notice in writing revoking your proxy from you or your authorized attorney (or, if the shareholder is a corporation, by a duly authorized officer) to the chair of the Meeting, at the Meeting.

How the Votes Are Counted

You have one vote for each common share you held on March 12, 2014. As at March 12, 2014 there were 114,824,253 common shares outstanding, each carrying the right to one vote at meetings of shareholders.

Only persons who were holders of shares as of the close of business on the Record Date (March 12, 2014) are entitled to receive notice of, attend and vote at the Meeting. The Company will prepare or cause to be prepared a list of the holders of common shares as of the close of business on the Record Date. At the Meeting, each holder of common shares named in that list will be entitled to vote the common shares shown opposite the holder’s name on the list.

CST Trust Company counts and tabulates the votes. It does this independently of the Company to make sure that the votes of individual shareholders are confidential. CST Trust Company refers proxy forms to management only in the following circumstances:

—	when it is clear that a shareholder wants to communicate with management;

—	when the validity of the form is in question; or

—	when the law requires it.

Where Voting Results Will Be Posted

A report on the voting results of the Meeting will be filed with securities regulators on SEDAR and available at www.sedar.com.

Principal Holders of Voting Shares

To the knowledge of the directors of the Company: (i) the only persons beneficially owning or exercising control or direction over, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to all common shares; and (ii) the aggregate share ownership by the current directors and executive officers of the Company as a group are as set out in the following table:

Name and Address	Number of Shares(1)(2)	Percentage of Shares Outstanding
Robert M. Friedland 150 Beach Road, #25-03 The Gateway West Singapore 189720	20,215,852(3)	17.46
Directors and Executive Officers as a group	24,573,155(5)	21.25
(1)
Beneficial ownership is determined in accordance with applicable securities laws and generally includes voting or investment power with respect to securities. Unissued common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for the purpose of computing the beneficial ownership of common shares of the person holding such convertible security but are not deemed outstanding for computing the beneficial ownership of common shares of any other person.

(2)	Reflects a consolidation of the Company’s issued and outstanding common shares on a three-old-for-one-new basis effective April 25, 2013.

(3)
Includes 19,132,373 issued common shares held indirectly through Newstar Securities SRL (“Newstar”), Premier Mines SRL and Evershine SRL, companies controlled by Mr. Friedland. Also includes 250,000 unissued common shares issuable upon the exercise of stock options, 694,444 unissued common shares issuable upon the exercise of convertible debentures held indirectly through Newstar and 139,035 common shares held directly by Mr. Friedland.

(4)	Information is based solely on publicly available filings pursuant to Regulation 13D under the United States Securities Exchange Act of 1934.

(5)	Includes 2,320,484 unissued common shares issuable to directors and executive officers upon exercise of incentive stock options.

VOTES NECESSARY TO PASS RESOLUTIONS

The Company’s by-laws provide that the quorum for the transaction of business at the Meeting is at least one individual present at the commencement of the Meeting holding, or representing by proxy the holder or holders of, common shares carrying, in the aggregate, not less than thirty-three and one-third percent (33 1/3%) of the votes eligible to be cast at the Meeting.

Under the Yukon Business Corporations Act (the “YBCA”) a majority of the votes cast by shareholders at the Meeting is required to pass an ordinary resolution and a majority of two-thirds of the votes cast at the Meeting is required to pass a special resolution.

Shareholders will be asked to elect directors and appoint auditors for the ensuing year.  If there are more nominees for election as directors or appointment as the Company’s auditors than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled.  If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

The Company is unaware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of the Company or is a proposed nominee for election as a director of the Company (or an associate or affiliate of such director, director nominee or executive officer) at any time since the beginning of the Company’s last financial year in any matter to be acted upon at the Meeting.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

The Company is unaware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any informed person of the Company, any proposed director of the Company or any associate or affiliate of any informed person or proposed director, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, other than the following:

1.
The Company is party to cost sharing agreements with certain other companies (the “Other Companies”), some of which are wholly or partially owned by Mr. Friedland.  Through these agreements, the Company shares office space, furnishings, equipment, air travel and communications facilities in various international locations. The Company also shares the costs of employing administrative and non-executive management personnel at these offices. In 2013, the Company’s share of these costs was $2.0 million. In 2008, the Company agreed, as part of the cost sharing arrangements and in connection with Mr. Friedland’s position as the Founder and Executive Co-Chairman, to share the costs of operating an aircraft owned by a private company of which Mr. Friedland is the sole shareholder. The Company paid US$1.2 million towards aircraft operating costs in 2013.

2.	A director of the Company, Dr. Robert G. Graham, was engaged to provide services through his private consulting company. In 2013, the Company paid US$52,000 to his firm.

ELECTION OF DIRECTORS

Shareholders will be asked to elect eight directors for the ensuing year.  If there are more nominees for election as directors than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected until all such vacancies have been filled.  If the number of nominees for election is equal to the number of vacancies to be filled, all such nominees will be declared elected by acclamation.

The Company’s articles provide that the number of directors of the Company will be a minimum of three and a maximum of thirteen.  The term of office of each of the current directors will end at the conclusion of the Meeting.  Unless a director’s office is earlier vacated in accordance with the provisions of the YBCA, each director elected will hold office until the conclusion of the next annual general meeting of the Company or, if no director is then elected, until a successor is elected.

On July 27, 2012, the Company’s board of directors adopted a majority voting policy, which requires that, in an uncontested election, any nominee who receives a greater number of votes “withheld” than “for” shall submit his or her resignation to the Nominating and Corporate Governance Committee following the Meeting. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the board of directors whether or not to accept it. The board of directors will determine whether or not to accept the recommendation and announce in a press release its determination (and the reasons for rejecting the resignation, if applicable) within 90 days following the date of the Meeting. See “CORPORATE GOVERNANCE – Board of Directors – Majority Voting Policy” for a full description of the majority voting policy.

The following tables provide information on the nominees proposed for election to the Company’s board of directors. Included in these tables is information relating to each nominee’s committee memberships, meeting attendance, other public company directorships, ownership of common share and securities convertible into common shares of the Company, principal occupation, business or employment and the period of time during which each has been a director of the Company. This information is as at March 7, 2014.

Management’s nominees for election as directors are as follows:

Robert M. Friedland
Singapore
Age:  63
Director Since: 1995

Director Status:
Non-Independent(1)

Areas of Experience:
CEO/Board
International Finance
Mining Industry
Public Capital Markets
Managing/Leading Growth

Robert Friedland has been a director of the Company since February 1995 and Executive Co-Chairman since May 2008. He was formerly Deputy Chairman from June 1999 to May 2008, President from May 2008 to May 2010, and Chief Executive Officer from May 2008 to December 2011.   Mr. Friedland has served on the Company’s Executive Committee since its formation in October 2008 and was Chair of the Executive Committee from October 2008 to December 2011.

Mr. Friedland has been Executive Chairman of Ivanhoe Mines Ltd. (formerly Ivanplats Limited) since November 2000 and was President from June 2003 to May 2008.

Mr. Friedland is the founder of the former Ivanhoe Mines Ltd. (now Turquoise Hill Resources Ltd.) and served as Executive Chairman and Chief Executive Officer until April 2012.  He directed the assembly by the former Ivanhoe Mines Ltd. of a portfolio of interests in several countries over 15 years and led the company’s discoveries and initial development of the Oyu Tolgoi copper-gold-silver deposits in southern Mongolia.

Mr. Friedland also is Chairman and President of Ivanhoe Capital Corporation, a private company based in Singapore that specializes in providing venture capital and project financing for international business enterprises, predominantly in the fields of energy and minerals. He was the Chairman of Potash One Inc. from May 2009 to January 2011.

In March 2012, Mr. Friedland was recognized as Mining Personality of the Year at the inaugural Asia Mining Awards, sponsored by the Mines & Money conference and the Asia Mining Club in Hong Kong, which cited his role in Mongolia’s emergence as a major destination for mining investment. The Oyu Tolgoi mining complex was voted Project Development of the Year.

He received the Dealmaker of the Year award for Ivanhoe Mines from Australia’s Diggers and Dealers Mining Forum in August 2011. In June 2009, Canada’s Northern Miner publishing group named Mr. Friedland one of Canada’s Super Seven Dynamos who have track records of turning junior companies into major success stories. The publishing group also named him the 2006 Mining Person of the Year for his success in negotiating a strategic partnership with Rio Tinto International Holdings Limited to develop the Oyu Tolgoi project in Mongolia. The Mongolian government’s Foreign Investment and Foreign Trade Agency recognized Mr. Friedland with consecutive Investor Envoy of the Year awards in 2003 and 2002.

B.A., 1974, Political Science, Reed College.

Principal Occupation, Business or Employment

Founder and Executive Co-Chairman (May 2008 – present), Chief Executive Officer (May 2008 – December 2011), Ivanhoe Energy Inc.; Founder and Executive Chairman (November 2000 - present) Ivanhoe Mines Ltd (formerly Ivanplats Limited);  Chairman (March 1994 – May 2011) and Chief Executive Officer (October 2010 – April 2012), Ivanhoe Mines Ltd. (now Turquoise Hill Resources Ltd.); Chairman (January, 1991 – present) and President (July, 1988 – present), Ivanhoe Capital Corporation; Chairman, Potash One Inc. (May, 2009 – January 2011); Chairman and Non-Executive Director, Ivanhoe Australia Limited (November 2007 – April 2012);

Board/Committee Membership:	Attendance:		Public Board Membership:
			Company:	Since:
Board of Directors	6 of 6	100%	Ivanhoe Mines Ltd. (TSX)	2000
Executive(10)	0 of 0	N/A
Total:	6 of 6	100%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)(4)	Total Market Value of Common Shares(5)	Minimum Required
2014	19,965,852	Cdn$14,575,072	See note (9).
2013	19,965,852	Cdn$40,131,364	See note (9).
Options Held:
Date Granted	Expiry Date	Number Granted(4)	Vested / Unvested	Exercise Price(6)	Total Unexercised	Value of Options Unexercised(7)
Oct. 28, 2010	Oct. 28, 2017	333,333	250,000 / 83,333	Cdn$6.84	333,333	Nil

A. Robert Abboud
Barrington Hills, IL, USA
Age:  84
Director Since:  2006

Director Status:
Independent(2)

Areas of Experience:
Board
Banking
International Finance
International Project
Management
Public Capital Markets

Robert Abboud is President and Chief Executive Officer of A. Robert Abboud and Company, a private investment company.  He has enjoyed a 55-year career in oil and gas, banking and foreign affairs.  He was previously President and Chief Operating Officer of Occidental Petroleum Corporation, Chairman and Chief Executive Officer of First Chicago Corporation and The First National Bank of Chicago, Chairman and Chief Executive Officer of First City Bancorporation of Texas, and Chairman of ACB International, Ltd., a joint venture which included the Bank of China and a subsidiary of the Chinese Ministry of Foreign Relations and Trade.  Mr. Abboud has served as a member of the Board of Directors of AMOCO and as a Board and Compensation Committee Member as well as Audit Committee Chairman for AAR Corporation, Alberto-Culver Company, Hartmarx Corporation, ICN Pharmaceuticals Inc. and Inland Steel Industries.

Mr. Abboud was appointed as Independent Lead Director of the Company in May 2006 and presently serves as an ex-officio member of the Audit, Nominating and Corporate Governance, Compensation and Human Resources Committees.  He also is a member of the Executive Committee.  Mr. Abboud served as the Company’s Co-Chairman from May 2006 to December 2011.

B.A. (Cum Laude), 1951, Harvard College; J.D., 1956, Harvard Law School; M.B.A., 1958 – Baker Scholar, Harvard Business School; Certified Commercial Lender, 1975, American Bankers Association; Member Illinois, Massachusetts and Federal Bar and the American Bar Association.

Principal Occupation, Business or Employment
Co-Chairman, Ivanhoe Energy Inc. (May 2006 – December 2011); President and Chief Executive Officer, A. Robert Abboud and Company (1984 – present).
Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	6 of 6	100%	n/a	n/a
Executive(10)	0 of 0	N/A
Total:	6 of 6	100%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)(4)	Total Market Value of Common Shares(5)	Minimum Required
2014	294,676	Cdn$215,113	See note (8).
2013	269,676	Cdn$542,049	See note (8).
Options Held:
Date Granted	Expiry Date	Number Granted(4)	Vested / Unvested	Exercise Price(6)	Total Unexercised	Value of Options Unexercised(7)
May 13, 2013	May 13, 2020	16,667	0 / 16,667	Cdn$1.26	16,667	Nil
May 14, 2012	May 14, 2019	16,667	16,667 / 0	Cdn$2.58	16,667	Nil
April 28, 2011	April 28, 2018	16,667	16,667 / 0	Cdn$7.95	16,667	Nil
April 29, 2010	April 29, 2017	16,667	16,667 / 0	Cdn$9.78	16,667	Nil

Howard R. Balloch
Beijing, China
Age:  62
Director Since:  2002

Director Status:
Independent(2)

Areas of Experience:
CEO/Board
International Finance
Governance
Compensation
International Politics
Public Capital Markets

Mr. Balloch has been a director of the Company since January 2002.  Mr. Balloch chairs the Compensation and Human Resources Committee, and is a member of the Nominating and Corporate Governance and Executive Committees.

From January 2011 until March 2013, he served as Chairman of Canaccord Genuity Asia Limited, the Asian subsidiary of Canaccord Financial Inc. which acquired in 2011 The Balloch Group, an investment advisory firm Mr. Balloch founded in 2001. A veteran Canadian diplomat, Mr. Balloch served as Canada’s ambassador to the People’s Republic of China, Mongolia and the Democratic People’s Republic of Korea between 1996 and 2001, at the end of a 25-year career in the Government of Canada’s Department of Foreign Affairs and International Trade and the Privy Council Office. Mr. Balloch is Vice Chairman of the Canada China Business Council, having served as its President between 2001 and 2006. Mr. Balloch also serves as a director of Methanex Corporation.  He served as a director of the former Ivanhoe Mines Ltd. (now Turquoise Hill Resources Ltd.) from March 2005 to July 2011 and as a director of Canaccord Financial Inc. from January 2011 until June 2011.

Université Laval, 1969; B.A.(Honours) Political Science and Economics, McGill University, 1971; M.A. International Relations, McGill University,1972; PhD Studies, University of Toronto; Fondation Nationale de Sciences Politiques, Paris, 1973-76.

Principal Occupation, Business or Employment

Chairman, Canaccord Genuity Asia Limited (January 2011 – March 2013); President, The Balloch Group (July 2001 – January 2011); President, Canada China Business Council (July 2001 – 2006); Canadian Ambassador to China, Mongolia and Democratic Republic of Korea (April 1996 – July 2001).

Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	6 of 6	100%	Methanex Corporation (TSX; NASDAQ)	2004
Compensation and Human Resources – Chair	5 of 5	100%
Nominating and Corporate Governance	4 of 4	100%
Executive(10)	0 of 0	N/A
Total:	15 of 15	100%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)(4)	Total Market Value of Common Shares(5)	Minimum Required
2014	31,547	Cdn$23,029	See note (8).
2013	31,547	Cdn$63,410	See note (8).
Options Held:
Date Granted	Expiry Date	Number Granted(4)	Vested / Unvested	Exercise Price(6)	Total Unexercised	Value of Options Unexercised(7)
May 13, 2013	May 13, 2020	16,667	0 / 16,667	Cdn$1.26	16,667	Nil
May 14, 2012	May 14, 2019	16,667	16,667 / 0	Cdn$2.58	16,667	Nil
Dec. 16, 2011	Dec. 16, 2018	33,333	16,667 / 16,666	Cdn$2.76	33,333	Nil
April 28, 2011	April 28, 2018	16,667	16,667 / 0	Cdn$7.95	16,667	Nil
April 29, 2010	April 29, 2017	16,667	16,667 / 0	Cdn$9.78	16,667	Nil
April 29, 2009	April 29, 2016	16,667	16,667 / 0	Cdn$4.53	16,667	Nil

Carlos A. Cabrera
Northbrook, IL, USA
Age:  62
Director Since:  2010

Director Status:
Non-Independent(1)

Areas of Experience:
CEO/Board
International Project
Management
International Finance
Governance
Compensation
Public Capital Markets

Carlos A. Cabrera joined the Board of Directors of the Company in May 2010 and became the Executive Chairman effective December 2011.  He is the Chairman of the Executive Committee and served as a member of the Audit, Nominating and Corporate Governance and Compensation and Human Resources Committees from May 2010 to December 2011.  Mr. Cabrera also serves as the Chairman and Lead Director of Ivanhoe Energy Latin America Inc. and Ivanhoe Energy Ecuador Inc.  He is also the Chairman of Ivanhoe Energy Mexico IELA, S.A. de C.V.

Mr. Cabrera is the former Chairman, President and Chief Executive Officer of UOP LLC. During his 35 year career with UOP, he held several managerial and technology positions, including Senior Vice President of Refining and Petrochemicals, Senior Vice President of Process Technology and Equipment and Vice President of Corporate Development and New Ventures.  Mr. Cabrera also served as President and Chief Executive Officer of the National Institute of Low Carbon and Clean Energy (NICE), a wholly owned subsidiary of the Shenhua Group, based in Beijing, China, from December 2009 until November 2011. Mr. Cabrera has also served as a director of GEVO, Inc. since June 2010 and is a member of its Nominating and Corporate Governance and Audit Committees.  In January 2012, he joined the Board of Directors of the Gas Technology Institute, a U.S. based leading research institute, development and training organization serving energy and environmental markets.  Mr. Cabrera has been a member of the Executive Board of Big West Oil LLC, a private U.S. oil company, since December 2011.

He serves as a Distinguished Associate to the World Energy Consultancy Firm FACTS.  Mr. Cabrera serves on the Global Advisory Board of the University of Chicago Booth School of Business.  During Mr. Cabrera’s 35 years in the refining and petrochemicals industry, he has been granted seven U.S. patents, authored numerous publications and frequently serves on industry panels as a recognized business and technical leader.

B.Sc., Chemical Engineering, 1973, University of Kentucky; M.B.A., 1989, University of Chicago.

Principal Occupation, Business or Employment

Executive Chairman, Ivanhoe Energy Inc. (December 2011 – present); President and CEO, National Institute of Low Carbon and Clean Energy (NICE) (December 2009 – November 2011); Chairman, President and Chief Executive Officer of UOP LLC (September 1973 – July 2009).

Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	5 of 6	83%	GEVO, Inc. (NASDAQ)	2010
Executive – Chair(10)	0 of 0	N/A
Total:	5 of 6	83%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)(4)	Total Market Value of Common Shares(5)	Minimum Required
2014	111,111	Cdn$81,111	See note (9).
2013	111,111	Cdn$223,333	See note (9).
Options Held:
Date Granted	Expiry Date	Number Granted(4)	Vested / Unvested	Exercise Price(6)	Total Unexercised	Value of Options Unexercised(7)
February 21, 2013	February 21, 2020	983,447	245,862 / 737,765	Cdn$2.22	983,447	Nil
Dec. 16, 2011	Dec. 16, 2018	216,667	108,333 / 108,334	Cdn$2.76	650,000	Nil
April 28, 2011	April 28, 2018	16,667	16,667 / 0	Cdn$7.95	16,667	Nil
July 28, 2010	July 28, 2017	66,667	66,667 / 0	Cdn$6.00	66,667	Nil
May 18, 2010	May 18, 2017	33,333	33,333 / 0	Cdn$7.89	33,333	Nil

Robert G. Graham
Ottawa, ON, Canada
Age:  60
Director Since:  2005

Director Status:
Independent(2)

Areas of Experience:
CEO/Board
Chemical Engineering
Petroleum Engineering
Project Management
Oil and Gas Industry

Dr. Robert Graham is the co-founder, Chairman and Chief Executive Officer of Ensyn Corporation.  He has served on the board and in various senior executive roles with Ensyn and its predecessor companies since 1984 until it was acquired by the Company in 2005.  Dr. Graham has been working on the commercial development of the RTP™ biomass refining and petroleum upgrading technologies since the early 1980’s.  This work culminated in the development of commercial RTP applications in the wood industry in the late 1980’s and the establishment of Ensyn Renewables Inc. to capitalize on commercial projects for this business.  In 1997, Dr. Graham initiated the application of this commercial RTP™ technology in the petroleum industry.

Dr. Graham has been a director with the Company since April, 2005 and was the Company’s Chief Technology Officer from April 1 to September 19, 2007.  He has served as a member of the Compensation and Human Resources Committee since April 2013.

B.Sc., 1974, Carlton University; B.Sc. Honours, 1976, Carleton University; M.Eng., 1978, University of Western Ontario; Ph.D., 1993, Chemical Engineering University of Western Ontario.

Principal Occupation, Business or Employment

Chairman (June 2007 – present) and Chief Executive Officer (July 2008 – present) of Ensyn Corporation; President and Chief Executive Officer, Ensyn Corporation (April 2005 – June 2007); Chairman and Chief Executive Officer, Ensyn Group, Inc. (October 1984 – April 2005).

Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	6 of 6	100%	n/a	n/a
Compensation and Human Resources (11)	2 of 2	100%
Total:	8 of 8	100%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)(4)	Total Market Value of Common Shares(5)	Minimum Required
2014	1,448,908	Cdn$1,057,703	See note (8).
2013	1,448,908	Cdn$2,912,306	See note (8).
Options Held:
Date Granted	Expiry Date	Number Granted(4)	Vested / Unvested	Exercise Price(6)	Total Unexercised	Value of Options Unexercised(7)
May 13, 2013	May 13, 2020	16,667	0 / 16,667	Cdn$1.26	16,667	Nil
May 14, 2012	May 14, 2019	16,667	16,667 / 0	Cdn$2.58	16,667	Nil
April 28, 2011	April 28, 2018	16,667	16,667 / 0	Cdn$7.95	16,667	Nil
April 29, 2010	April 29, 2017	16,667	16,667 / 0	Cdn$9.78	16,667	Nil
April 29, 2009	April 29, 2016	16,667	16,667 / 0	Cdn$4.53	16,667	Nil

Peter G. Meredith
Vancouver, British Columbia, Canada
Age:  70
Director Since:  2007

Director Status:
Non-Independent(1)

Areas of Experience:
CEO/Board
International Finance
Mining Industry
Public Capital Markets

Peter Meredith joined the Board of Directors of the Company in December 2007 and serves as a member of the Executive Committee.

Mr. Meredith is the former Deputy Chairman and Chief Financial Officer of the former Ivanhoe Mines Ltd. (now Turquoise Hill Resources Ltd.), where he was involved in overseeing its business development and corporate relations.  Mr. Meredith was a member of Turquoise Hill’s Board of Directors until May 2013.  Mr. Meredith was also Chairman of SouthGobi Resources Ltd. from October 2009 until September 2012 and Chief Executive Officer from June 2007 until October 2009.

Mr. Meredith spent 31 years with Deloitte & Touche LLP, Chartered Accountants, and retired as a partner in 1996.  Mr. Meredith is a Chartered Accountant and is a member of the Institute of Chartered Accountants of British Columbia, the Institute of Chartered Accountants of Ontario and the Ordre des Comptables Agrees du Quebec.

Certified as a Chartered Accountant by the Canadian Institute of Chartered Accountants (1968).

Principal Occupation, Business or Employment

President and Chief Executive Officer, Global Mining Management Corporation (April 2006 – May 2013); Deputy Chairman, the former Ivanhoe Mines Ltd. (May 2006 – April 2012); Chairman, SouthGobi Resources Ltd. (October 2009 – September 2012); Chief Executive Officer, SouthGobi Resources Ltd. (June 2007 – October 2009).

Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	6 of 6	100%	Great Canadian Gaming Corporation (TSX)	2000
Executive(10)	0 of 0	N/A	Ivanhoe Mines Ltd. (formerly Ivanplats Limited) (TSX)	1998
Total:	6 of 6	100%	Peregrine Diamonds Ltd. (TSX)	2013
			Trevali Mining Corporation (TSX) Kaizen Discovery Inc. (TSX-V)	2013 2013
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)(4)	Total Market Value of Common Shares(5)	Minimum Required
2014	22,420	Cdn$16,367	See note (8).
2013	22,420	Cdn$45,065	See note (8).
Options Held:
Date Granted	Expiry Date	Number Granted(4)	Vested / Unvested	Exercise Price(6)	Total Unexercised	Value of Options Unexercised(7)
May 13, 2013	May 13, 2020	16,667	0 / 16,667	Cdn$1.26	16,667	Nil
May 14, 2012	May 14, 2019	16,667	16,667 / 0	Cdn$2.58	16,667	Nil
April 28, 2011	April 28, 2018	16,667	16,667 / 0	Cdn$7.95	16,667	Nil
April 29, 2010	April 29, 2017	16,667	16,667 / 0	Cdn$9.78	16,667	Nil
April 29, 2009	April 29, 2016	16,667	16,667 / 0	Cdn$4.53	16,667	Nil

Alexander A. Molyneux Hong Kong Age: 39 Director Since: 2010 Director Status: Independent(2) Areas of Experience: CEO/Board International Finance Governance Compensation Public Capital Markets
Alexander Molyneux joined the Board of Directors of the Company in May 2010.  He has served as a member of the Audit and Nominating and Corporate Governance Committees since April 2013.

Mr. Molyneux became the Chairman-designate of Blumont Group Limited in October 2013.  In December 2012, Mr. Molyneux was appointed the Executive Chairman of Celsius Coal Limited.  Previously, he was President (April 2009 – September 2012) and Chief Executive Officer (October 2009 - September 2012) of SouthGobi Resources Ltd.  Prior to joining SouthGobi, Mr. Molyneux was Managing Director, Head of Metals & Mining Investment Banking, Asia Pacific with Citigroup.  He has spent approximately 10 years providing specialist advice and investment banking services to mining and industrial corporations, including nine years involved in natural resources industry transactions.  Over the past nine years he has advised on coal-related public offerings, mergers and acquisitions, bond and debt offerings totaling several billion dollars.  Mr. Molyneux joined Citigroup from UBS AG in early-2007 as Head of Metals & Mining Investment Banking.

B.A., Economics,1995, Monash University.

	Principal Occupation, Business or Employment

Chairman-designate (October 2013 – present) of Blumont Group Limited; Executive Chairman (December 2012 – present) of Celsius Coal Limited; President (April 2009 – September 2012) and Chief Executive Officer (October 2009 – September 2012) of SouthGobi Resources Ltd; Managing Director, Head of Metals & Mining Investment Banking, Citigroup Global Markets Asia Ltd. (June 2007 – April 2009); Executive Director, Investment Banking, Metals and Mining, UBS AG Australia Branch (July 2004 – June 2007).

	Board/Committee Membership:	Attendance:		Public Board Membership
				Company:	Since:
	Board of Directors	5 of 6	83%	Celsius Coal Limited (ASX)	2012
	Audit (12)	2 of 2	100%	Goldrock Mines Corp. (TSX-V)	2012
	Nominating and Corporate Governance (12)	2 of 2	100%	Blumont Group Limited (SGX)	2013
	Total:	9 of 10	90%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)(4)	Total Market Value of Common Shares(5)	Minimum Required
2014	39,920	Cdn$29,142	See note (8).
2013	9,920	Cdn$19,940	See note (8).
Options Held:
Date Granted	Expiry Date	Number Granted(4)	Vested / Unvested	Exercise Price(6)	Total Unexercised	Value of Options Unexercised(7)
May 13, 2013	May 13, 2020	16,667	0 / 16,667	Cdn$1.26	16,667	Nil
May 14, 2012	May 14, 2019	16,667	16,667 / 0	Cdn$2.58	16,667	Nil
April 28, 2011	April 28, 2018	16,667	16,667 / 0	Cdn$7.95	16,667	Nil
May 18, 2010	May 18, 2017	33,333	33,333 / 0	Cdn$7.89	33,333	Nil
Sept. 17, 2009	Sept. 17, 2014	26,667	26,667 / 0	Cdn$6.66	26,667	Nil

Robert A. Pirraglia Wellington, FL, USA Age: 64 Director Since: 2005 Director Status: Independent(2) Areas of Experience: Board Law Finance International Project Management Public Capital Markets
Robert Pirraglia is an engineer and attorney with more than 30 years of experience in the development of energy projects and projects employing innovative technologies.  He currently serves as President and director of Ensyn Corporation and served as the Executive Vice President of the company until June 2011. He has also been a member of the Management Committee of Envergent Technologies LLC, a Honeywell company that is a joint venture between Ensyn Corporation and UOP, LLC, since October 2007.  He is also a member of the board of directors of F&E Technologies, LLC, a joint venture between Ensyn Corporation and Fibria Celulose, S.A.  In addition to being a founder and manager of several energy and waste processing companies, Mr. Pirraglia provided management and business consulting services to various U.S., Canadian and European companies.

Mr. Pirraglia has been a director of the Company since April 2005 and acted as the Chair of the Business Development Committee from August 2007 until May 2008.  Mr. Pirraglia is currently a member of the Audit Committee and the Nominating and Corporate Governance Committee, for which he acts as Chair.

Bachelor of Engineering in Electrical Engineering, 1969, New York University; J.D., 1974, Fordham University School of Law.

	Principal Occupation, Business or Employment

President, Ensyn Corporation (June 2011 – present); Executive Vice President, Ensyn Corporation (October 2007 – June 2011); Chief Operating Officer and Vice President, Ensyn Corporation (April 2005 – October 2007); Chief Operating Officer and Vice President, Ensyn Group, Inc. (September 1998 – April 2005).

	Board/Committee Membership:	Attendance:		Public Board Membership
				Company:	Since:
	Board of Directors	6 of 6	100%	n/a	n/a
	Audit	4 of 4	100%
	Nominating and Corporate Governance – Chair	4 of 4	100%
	Total:	14 of 14	100%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)(4)	Total Market Value of Common Shares(5)	Minimum Required
2014	115,310	Cdn$84,176	See note (8).
2013	105,310	Cdn$211,672	See note (8).
Options Held:
Date Granted	Expiry Date	Number Granted(4)	Vested / Unvested	Exercise Price(6)	Total Unexercised	Value of Options Unexercised(7)
May 13, 2013	May 13, 2020	16,667	0 / 16,667	Cdn$1.26	16,667	Nil
May 14, 2012	May 14, 2019	16,667	16,667 / 0	Cdn$2.58	16,667	Nil
April 28, 2011	April 28, 2018	16,667	16,667 / 0	Cdn$7.95	16,667	Nil
April 29, 2010	April 29, 2017	16,667	16,667 / 0	Cdn$9.78	16,667	Nil
April 29, 2009	April 29, 2016	16,667	16,667 / 0	Cdn$4.53	16,667	Nil

NOTES:

(1)	See the section entitled “Corporate Governance” starting on page 39 for a description of the reasons why the Company does not consider this nominee to be independent.

(2)
“Independent” refers to the standards of independence established under Canadian Securities Administrators’ National Instrument 58-101 and the Marketplace Rules of the NASDAQ Stock Market (the “NASDAQ Marketplace Rules”).

(3)
“Common Shares” refers to the number of common shares beneficially owned, or over which control or direction is exercised, by the nominee as of March 7, 2014 and March 7, 2013, respectively.  Unissued common shares issuable upon the exercise or conversion of convertible securities of the Company (other than incentive stock options) are deemed outstanding for the purpose of computing the beneficial ownership of common shares and are included in the “Common Shares”.  Unissued common shares issuable upon the exercise of incentive stock options are excluded from the “Common Shares” and are reported as “Options Held” in the tables on pages 9 through 17.

(4)	Reflects a consolidation of the Company’s issued and outstanding common shares on a three-old-for-one-new basis effective April 25, 2013.

(5)
“Total Market Value” is calculated by multiplying the Canadian dollar closing price of the common shares on the Toronto Stock Exchange (“TSX”) on each of March 7, 2014 (Cdn$0.73) and March 7, 2013 (Cdn$0.67), respectively, by the number of common shares held by the nominee as of those dates, excluding any unissued common shares issuable pursuant to the exercise of share purchase warrants, incentive stock options or other convertible securities of the Company.

(6)
“Exercise Price” is an amount equal to not less than 100% of the weighted average price of the Company’s shares during the five trading day period preceding the date of grant adjusted to reflect a consolidation of the Company’s issued and outstanding common shares on a three-old-for-one-new basis effective April 25, 2013.

(7)
For those options priced in Canadian dollars, the “Value of Unexercised Options” is calculated on the basis of the difference between the closing price of the common shares on the TSX on March 7, 2014 (Cdn$0.73) and the Exercise Price of the options multiplied by the number of unexercised options on March 7, 2014, vested and unvested.

(8)
In 2007, the Company adopted a policy to encourage non-management directors to invest in the common shares of the Company by requiring each non-management director to hold common shares having an aggregate market value equal to not less than 3 times the director’s basic annual retainer.  Each non-management director was required to meet this minimum threshold on or before the later of March 8, 2009 or the second anniversary of his initial appointment or election to the board.  Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require a director to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below an amount equal to 3 times his basic annual retainer. Once a director attains the minimum ownership threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares that he was required to hold as of the date that he first met the minimum threshold. Presently, the directors’ basic annual retainers are US$80,000 for the Lead Director and US$40,000 for each other non-management director.  The minimum market value threshold for purposes of the policy is therefore currently US$240,000 for the Lead Director and US$120,000 for the other non-management directors. Each non-management director has met the current minimum market value threshold and is in compliance with the policy with the exception of Mr. Molyneux.

(9)
In March 2011, the Company adopted a policy to align the interests of the Company’s senior management with the interests of its shareholders by requiring the Company’s principal executive officer to have invested an amount equal to not less than 1.5 times his annual base salary within 5 years of the later of (i) the date of commencement of his employment as principal executive officer or (ii) the adoption of the policy by the Company. Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require the principal executive officer to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below the original investment. Once the principal executive officer attains the minimum investment threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares as of the date that he first met the minimum investment threshold or until an increase in his base salary. Following an increase in base salary, the principal executive officer will be expected to reach a new investment threshold of not less than 1.5 times his annual base salary within 3 years of the increase.  The functions typically performed by a principal executive officer fall within the ambit of the office of Executive Chairman.  Since December 2011, this office has been shared by Mr. Cabrera and Mr. Friedland.  See “Corporate Governance – Position Descriptions – Executive Chairman.”  Mr. Friedland has elected not to draw an annual salary from the Company.  He is however, as the Company’s largest shareholder, considered to be in compliance with the policy.  Mr. Cabrera has not met the minimum investment threshold. He will be required to do so by December 2016, being the date that is five years from the date of his appointment as Executive Chairman.

(10)	The Executive Committee did not hold any meetings during 2013.

(11)
Dr. Graham became a member of the Compensation and Human Resources Committee in April 2013.  During 2013, the Compensation and Human Resources Committee held three meetings prior to the date of Dr. Graham’s appointment.

(12)
Mr. Molyneux became a member of the Nominating and Corporate Governance Committee and Audit Committee in April 2013. During 2013, the Nominating and Corporate Governance Committee and Audit Committee each held two meetings prior to the date of Mr. Molyneux’s appointment.

Summary of Board and Committee Meetings Held

The following table summarizes the meetings of the board, the Committees and the independent and non-management directors held during the year ended December 31, 2013:

Number of Meetings
Board of Directors	6
Audit Committee	4
Compensation and Human Resources Committee	5
Nominating and Corporate Governance Committee	4
Independent Directors	2
Non-Management Directors	2
Executive Committee	0

During 2013, four meetings of the board were held in-person and two meeting were held by teleconference.  Additionally, four resolutions were passed in writing by the board.  Resolutions in writing must be executed by all of the directors entitled to vote on the subject matter of the resolution.

STATEMENT OF EXECUTIVE COMPENSATION

In accordance with the requirements of applicable securities legislation in Canada, the following executive compensation disclosure is provided in respect of each Named Executive Officer or NEO (as defined herein).

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

—
The purpose of the Company’s compensation program for senior executives is to provide incentives to attract, motivate and retain qualified and experienced executives, to ensure their interests are aligned with shareholders and to provide fair, transparent and defensible compensation.

—	The Board, through its Compensation and Human Resources Committee (the “Compensation Committee”) is committed to the transparent presentation of its compensation program.

—	The three principal elements that make up the compensation program are: base salary, performance bonus and long term incentives.

—
Salary for senior executives is targeted at the median of the market while overall compensation, inclusive of salary, performance incentive bonus and long term incentives is targeted at the seventy-fifth percentile of the market.

—	Overall incentive compensation is awarded based on both corporate objectives and individual performance objectives.

—	Long term incentives are comprised of incentive stock options and restricted share unit (“RSUs”).

—
In 2013, Mr. Friedland, Founder and Executive Co-Chairman, voluntarily waived a salary for acting as an executive of the Company and did not participate in the compensation program for executives.  Although Mr. Friedland remains eligible to receive incentive compensation as determined by the Compensation Committee and the Board from time to time, he did not receive any such compensation in 2013.

In 2013, the individuals who served as our principal executive officer, our principal financial officer and the other three most highly compensated executive officers as of the end of 2013 (the “Named Executive Officers” or “NEOs”) were:

NEO	Position Held
Carlos A. Cabrera	Executive Chairman
Gerald D. Schiefelbein	SVP, Finance & Chief Financial Officer
Santiago Pástor Morris	SVP, President & General Manager Ecuador
Edwin J. Veith	SVP, Canadian Projects
Joseph D. Kuhach	SVP, Upstream Technology & Integration

Compensation Committee

The Company’s executive compensation program is administered by the Compensation Committee. The Compensation Committee’s responsibilities include the following:

—	reviewing and approving corporate goals and objectives for the principal executive officer’s compensation, evaluating his performance and setting his compensation level;

—	reviewing and making recommendations to the Board with respect to the adequacy and form of compensation and benefits of all executive officers and directors;

—	administering and making recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans;

—	reviewing the Company’s compensation program and the specific performance objectives and targets set to establish short term and long term incentive awards;

—
recommending to the Board the principal executive officer’s performance evaluation which takes into consideration the principal executive officer’s annual objectives as established by the Board and input the Committee has received from other Board members with respect to the principal executive officer’s performance; and

—	determining the recipients of, and the nature and size of share compensation awards and bonuses granted from time to time.

Compensation Committee Interlocks and Insider Participation

All Compensation Committee members are independent directors. The Compensation Committee met five times during 2013 and twice during the first quarter of 2014. All meetings of the Committee are documented in the form of meeting minutes. The Compensation Committee is made up of the following members, all of whom have experience in dealing with compensation matters:

—
Mr. Howard Balloch has served as the Chair of the Company’s Compensation Committee since 2004. He served as the Chair of the Nominating and Corporate Governance Committee from 2003 until 2012. Mr. Balloch has also served on the compensation committees of the former Ivanhoe Mines Ltd. (now Turquoise Hill Resources Ltd.) and Methanex Corporation. He was until March 2013, the Chairman of Canaccord Genuity Asia Limited, a boutique investment banking firm that provides financial advisory services, and chaired its Compensation Committee (management level). In these various roles, Mr. Balloch has had frequent interaction with professional compensation advisors with matters pertaining to executive and director compensation;

—
Mr. Brian Downey has served as a member of the Compensation Committee since May 2006.  He was the President and Chief Executive Officer of the Credit Union Central of Canada from 1986 to 1995 and the Chief Executive Officer of Lending Solutions, Inc. from November 1995 to January 2002.  During Mr. Downey’s career in the financial services industry, he has had extensive experience with matters pertaining  to senior management compensation;

—
Dr. Robert Graham was appointed to the Compensation Committee in April 2013.  He has been the Chairman and Chief Executive Officer of Ensyn Corporation and its predecessor companies since 1984. He is Canada’s pre-eminent authority in his field of applied engineering (fast thermal conversion), and has been working on the commercial development of Ensyn’s RTP™ biomass refining and petroleum upgrading technologies since the early 1980′s. In his role as the Chairman and Chief Executive Officer of Ensyn, Dr. Graham has regularly addressed matters of executive and director compensation with Ensyn employees, external compensation consultants and human resource professionals; and

—
Mr. A. Robert Abboud has been an ex-officio member of the Compensation Committee since April 2013, having previously served on the Compensation Committee from April 2012 to April 2013 and from May 2008 to May 2010. Mr. Abboud has enjoyed a business career spanning more than 55 years and has extensive executive management experience involving compensation matters, including serving as CEO and COO of public companies and having served on the compensation committees of several public companies and not-for-profit organizations.

In establishing policies covering base salaries, benefits, annual incentive bonuses and long term incentives, the Compensation Committee takes into consideration the recommendations of management. The Compensation Committee may seek compensation advice where appropriate from external consultants. When the Compensation Committee considers it necessary or advisable, it may retain, at the Company’s expense, outside consultants or advisors to assist or advise the Committee on any matter within its mandate.  The Committee has the sole authority to retain and terminate any such consultants or advisors.

In the second quarter of 2010, the Compensation Committee engaged the services of the consulting firm Mercer Canada Ltd. (“Mercer”) to undertake a comprehensive review of executive compensation for executive positions and other senior management positions, including the development of a comparator group for the Company to help the Company establish its compensation plan components with reference to its peers (the “Mercer Study”). No external consultants were hired during 2013, although the Company does review and participate in certain market studies as to compensation market standards, including the Mercer Total Compensation Survey for Energy Sector published in August of each year setting out reward levels as a general benchmark for industry in Canada (the “Mercer Annual Market Study”).  In 2013, no fees were paid to compensation consultants, apart from nominal fees to participate in market studies, including the Mercer Annual Market Study.

Compensation and Benefits Philosophy and Goals

In determining the nature and quantum of compensation for the Company’s executive officers, the Company is seeking to achieve the following objectives, each in approximately an equal level of importance:

—	to provide a strong incentive to management to contribute to the achievement of Ivanhoe’s short term and long term corporate goals;
—	to ensure that the interests of Ivanhoe’s executive officers and the interests of the Company’s shareholders are aligned;
—	to ensure that Ivanhoe is able to attract, retain and motivate executive officers of the highest caliber in light of the strong competition in the oil and gas industry for qualified personnel;
—
to recognize that the successful implementation of Ivanhoe’s corporate strategy cannot necessarily be measured, at this stage of its development, only with reference to quantitative measurement criteria of corporate or individual performance; and

—	to provide fair, transparent, and defensible compensation.

In addition, the Company strives to follow guiding principles to be cost effective and competitive, to promote internal equity, to represent both value of the job and value of the person, to link compensation decisions to results, and to be responsive to local factors within a global outlook.

NEOs and directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director in accordance with the Company’s Corporate Disclosure, Confidentiality and Securities Trading Policy.

How the Company Makes Compensation Decisions

The Compensation Committee oversees and sets the general guidelines and principles for the implementation of the Company’s executive compensation policies, assesses the individual performance of the Company’s executive officers and makes recommendations to the Board of Directors.  Based on these recommendations, the Board of Directors makes decisions concerning the nature and scope of the compensation to be paid to the Company’s executive officers. The Compensation Committee bases its recommendations to the Board on Ivanhoe’s compensation philosophy and on individual and corporate performance.

The Compensation Committee annually reviews, and recommends to the Board, the cash compensation, any annual performance bonus, long term incentive grants and overall compensation package for each of the Company’s executive officers.

Decisions for base salary adjustments are usually made during the first quarter of the new fiscal year.  In the normal course of business, corporate goals and certain individual goals upon which performance bonuses are, in part, made for a fiscal year are set at the beginning of the fiscal year, and decisions on actual bonuses and incentive awards are reviewed during the first quarter following the end of the fiscal year and awarded as soon as practicable thereafter. Management presents its compensation recommendations for consideration by the Compensation Committee. The Compensation Committee presents its recommendations for overall compensation for base pay, bonuses and incentives to the Board for its approval.

Notwithstanding the adoption of a more formalized approach following the development of the Company’s compensation plan in 2010, based on the Mercer Study, the Compensation Committee and the Board retain a significant level of discretion in making compensation decisions, particularly in determining the satisfaction of broad performance criteria and overall personal performance in determining the percentage of target bonus and long term incentive that is ultimately awarded within the established bonus framework. The Compensation Committee and Board also retain flexibility in making compensation awards outside of the compensation plan framework where circumstances justify such awards.

In designing and implementing the Company’s compensation policy, the Compensation Committee and the Board regularly assess, as part of their respective deliberations, the risks associated with the Company’s policies and practices.  The structure of incentive compensation for executives is designed not to focus on a single metric, which in the Company’s view could be distortive, but instead a combination of both corporate and personal objectives as well as discretion in the ultimate awards, that balance both long term and short term objectives and a subjective view of overall performance.  The policies are designed to preserve cash to the extent practicable, with executives participating in the upside potential of the Company through stock options and RSUs that aim to mirror shareholder returns. Consideration of risk is also directly incorporated into the incentive compensation by including compliance as an important factor in corporate objectives for bonus and long term incentive awards.

Peer Comparator Group

The comparator group for the Company for purposes of developing the compensation program includes oil and gas companies with international operations, oil sands operations and similar market capitalization. The comparator group included Pacific Rubiales Energy Corporation, Black Pearl Resources Inc., Niko Resources Ltd., Connacher Oil & Gas Ltd., Athabasca Oil Sands Corporation, OPTI Canada Inc., Petrobank Energy & Resources Ltd., TransGlobe Energy Corporation, Bankers Petroleum Ltd., Ithaca Energy Inc., Gran Tierra Energy Inc., Calvalley Petroleum Inc., Paramount Resources Ltd., Pan Orient Energy Corporation, Southern Pacific Resources Corporation and Transatlantic Petroleum Ltd. For compensation decisions in 2013, specific reference was not made to this comparator group but rather benchmarking at the median (for salary) and seventy-fifth percentile (for overall compensation) was done with reference to appropriate data from the Mercer Annual Market Study, adjusted for inflation.

Elements of Total Compensation

The compensation package that the Company provides to its executive officers generally consists of base salary, annual performance bonuses and equity incentives.  The Company’s compensation policy reflects a belief that an element of total compensation for the Company’s executive officers should be “at risk” and in the form of common shares or incentive stock options so as to create a strong link to build shareholder value.  In setting compensation levels, the Compensation Committee takes into account an executive’s past performance, future expectations for performance and also considers both the cumulative compensation being granted to executives as well as internal and external equity amongst the Company’s executives.  At this stage of the Company’s development, the Company also considers the available cash resources of the Company.

The following summarizes the primary purpose of each compensation element and its emphasis:

—	base salary – paid in cash as a fixed amount of compensation for performing the day to day responsibilities of the job;
—	performance bonus – annual award, paid in cash and earned for the achievement of near term critical strategic corporate and project goals; and
—
long term incentive awards – annual equity award, in the form of a combination of stock options and RSUs, granted to align the interests of the executive with longer term company goals, the creation of shareholder value and the retention of key executives.

Base Salary

The base salaries of the Company’s executive officers are determined at the commencement of employment as an executive officer by the terms of the executive officer’s employment contract.  The base salary is determined by a subjective assessment of each individual’s performance, experience and other factors the Company believes to be relevant, including prevailing industry demand for personnel having comparable skills and performing similar duties, the compensation the individual could reasonably expect to receive from a competitor and the Company’s ability to pay.

Under the Company’s compensation program and onward, salary levels are to be assessed using a pay grade system that is consistent with industry practice.  Each of the Company’s employees, including the Company’s executive officers, is placed in a pay grade based upon his or her position, knowledge, skills, relevant experience and credentials.  Annual salary increases are made based on performance and the relative position within a pay grade.  The Compensation Committee also considers retention risks, succession requirements and compensation changes in the market in determining salary changes. Salary targets for executives are generally targeted at a median salary determined, in 2013, with reference to the relevant ranges set out in the Mercer Annual Market Study.

Cash Performance Bonus

The annual bonus program is intended to align the performance of the Company’s employees with the near term critical goals defined in the annual business plan.  The program calls on the same pay grade system used to establish base salary to be used for determining the bonus targets for each employee.

Under the compensation plan for 2011 and onwards, cash bonuses are awarded to the Company’s executive officers and senior non-executive management based on the performance of the Company, the success in meeting, or exceeding,  defined corporate and individual performance targets and the discretionary assessment of the executive’s performance by the Compensation Committee and the Board. For executive officers, potential bonus awards can range from 55% to 75% of base salary multiplied by a weighted achievement factor ranging from 0% to 200%.

Long Term Incentive Plan

Equity based compensation is granted to the Company’s executive officers and management. This long term incentive portion of compensation is meant to retain key employees over the long term and to focus the efforts of those individuals on shareholder return and the longer broader goals of the organization. To remain competitive within the industry, equity grants in the form of stock options and RSUs are used to enhance the overall total compensation package.

Equity based compensation is determined as a percentage of base pay and may have a combination of stock option grants and RSUs, the combination of which is determined by the pay grade level.  The higher the grade level the higher the weighting towards “at risk” stock option grants.

All outstanding stock options that have been granted under the Company’s Equity Incentive Plan were granted at prices not less than 100% of the fair market value of the Company’s common shares on the dates such options were granted. In addition, the Board of Directors has traditionally taken an approach to vesting that is based on the passage of time and option exercise periods and vesting schedules for options granted to executive officers are determined by the Compensation Committee and the Board of Directors.

During 2011, the Company established an RSU Plan to provide a form of equity-linked compensation that is less dilutive than options as the RSU Plan does not involve any issue of shares from treasury. The RSU Plan is administered by the Board which has the power make decisions about the awarding of RSUs. The awards under the RSU Plan consist of RSUs which, upon vesting, may be settled in cash or common shares of the Company purchased on the TSX through a Trustee. Generally RSUs vest in thirds on the first, second, and third anniversaries of the date of grant. On the date of vesting, employees are entitled to receive one common share for each vested RSU. In lieu of common shares, employees may receive a cash amount equal to the fair market value of the common shares then deliverable. Employees who are taxpayers in jurisdictions outside Canada and those individuals who are non-employee service providers may only receive cash in exchange for their vested RSUs. If an employee voluntarily leaves the employment of the Company any unvested RSUs are forfeited by the employee under the terms of the RSU Plan.  In the event of a termination without cause, as defined in the RSU Plan, all unvested RSUs are terminated six months after the date of termination; provided however that in the event such termination without cause occurs within six months following a change of control, all unvested RSUs vest on the earlier of the next vesting date for the applicable RSU award and the effective time of such termination.

While the Compensation Committee and the Board retain flexibility in apportioning long term incentive compensation as between stock options and RSUs, the targeted allocation for NEOs is generally expected to be in the range of 60% to 80% weighting for stock options and 20% to 40% for RSUs for a given award.

Long term incentive awards granted under the compensation plan are awarded according to performance and the success in meeting or exceeding the annual established corporate and project targets. For NEOs, potential value of equity grants can range from 160% to 225% of base salary multiplied by a weighted achievement factor ranging from 0% to 200%.

EXECUTIVE COMPENSATION DECISIONS

Salary Compensation

In 2014, the base salary for the Executive Chairman remained constant at $606,100.

Robert M. Friedland, Founder and Executive Co-Chairman, has voluntarily waived a cash salary from the Company.

In 2014, the base salaries for all other NEOs were increased based on an overall budget of 3.8%. Individual NEO base salary adjustments were determined with reference to externally generated compensation data from the Canadian oil and gas industry and individual performance ratings recommended by the Executive Chairman to the Compensation Committee.

Short Term and Long Term Incentive Compensation Awards Made in 2014 Relating to 2013 Performance

The following chart sets out the value of bonus (short term incentive) and long term incentive compensation awarded during 2014 relating to 2013 performance for each of the NEOs receiving such compensation in 2014.

Name	2013 Salary ($)	Maximum Target Bonus ($)	Maximum Target Long Term Incentive ($)	Percentage of Maximum Target Awarded	Bonus Awarded ($)	Long Term Incentive Awarded(2) ($)
Carlos A. Cabrera	672,923	909,150	2,727,450	10.0%	–	272,745	(3)
Gerald D. Schiefelbein(1)	284,073	334,620	973,440	5.5%	–	53,179	(4)
Santiago Pástor Morris	321,468	357,019	1,038,602	5.9%	–	61,722	(5)
Edwin J. Veith	295,993	325,592	947,178	6.0%	–	56,831	(6)
Joseph D. Kuhach	312,000	343,200	998,400	6.0%	–	59,904	(7)

(1)	Amounts paid in Canadian dollars to Mr. Schiefelbein were converted to US currency based on the Bank of Canada monthly average exchange rate during the pay periods.

(2)
The value of the stock options awarded is the estimated fair value on date of grant calculated using the Black-Scholes option pricing model, with the following assumptions: an estimated volatility equal to the historical volatility of the Company’s common shares over a period equal to the expected life of the option, an estimated dividend yield of $nil, a risk free rate of return equal to the rate currently available on federal government zero-coupon bonds with a term equal to the expected life of the option and an expected life approximating the term of the option.  The value of stock options with a Canadian dollar exercise price was converted to US dollars using the Bank of Canada closing exchange rate on date of grant, for example, Cdn$1.00 to US$0.91 on February 17, 2014. The value of the RSUs awarded is the estimated fair value on date of grant, which is calculated as the number of RSUs awarded multiplied by the weighted average price of the Company’s common shares for the five trading days immediately preceding the date of grant, converted to US dollars using the Bank of Canada closing exchange rate on date of grant.

(3)
Consists of 87,982 RSUs which vest as to one third on each of February 17 of 2015, 2016 and 2017, options to purchase 436,392 common shares exercisable at Cdn$0.68, expiring on February 17, 2021, and vesting as to 25% on each of February 17 of 2015, 2016, 2017 and 2018.

(4)
Consists of 34,357 RSUs which vest as to one third on each of February 17 of 2015, 2016 and 2017, options to purchase 64,896 common shares exercisable at Cdn$0.68, expiring on February 17, 2021, and vesting as to 25% on each of February 17 of 2015, 2016, 2017 and 2018.

(5)
Consists of 39,821 RSUs which vest as to one third on each of February 17 of 2015, 2016 and 2017, options to purchase 74,066 common shares exercisable at Cdn$0.68, expiring on February 17, 2021, and vesting as to 25% on each of February 17 of 2015, 2016, 2017 and 2018.

(6)
Consists of 36,665 RSUs which vest as to one third on each of February 17 of 2015, 2016 and 2017, options to purchase 68,197 common shares exercisable at Cdn$0.68, expiring on February 17, 2021, and vesting as to 25% on each of February 17 of 2015, 2016, 2017 and 2018.

(7)
Consists of 38,648 RSUs which vest as to one third on each of February 17 of 2015, 2016 and 2017, options to purchase 71,885 common shares exercisable at Cdn$0.68, expiring on February 17, 2021, and vesting as to 25% on each of February 17 of 2015, 2016, 2017 and 2018.

The following chart sets out the corporate performance objectives applicable to NEOs receiving annual incentive compensation in respect of 2013.  These performance objectives were set at the beginning of the year and included such elements as the securing of sufficient financing to deliver on corporate commitments and refund working capital reserves, the advancing of commercialization of the HTL® technology, achieving production reserve and share price growth, and achieving a good corporate record in employee health and safety and in ensuring a spotless environmental record. The principal weighting for corporate goals (approximately 40%) was set on achieving financing objectives, with the other corporate objectives having weightings at between 5% and 20%. Given the significant weighting to financing goals which were exceeded, the net corporate goals were determined to be 20% of the targeted maximum for 2013.

Corporate Performance Objectives (In Respect of 2013 Performance)	Performance Results
Financing:
Meet: Sufficient funds to meet subsequent years planned capital, operating and general and administrative expenditures and/or success in other project funding initiatives;
Exceed: Sufficient funds to meet 200% subsequent years’ planned capital, operating and general and administrative expenditures and/or success in other project funding initiatives
Not achieved
Reserve Growth: Meet: increased reserves by 3%; Exceed: increased reserves by 6%	Not achieved
Production & Cash Flow: Meet: increased incremental working interest production by 258%; Exceed: increased incremental working interest production by 517%	Not achieved
Commercialize HTL®: Establish agreements to proceed in partnership with 3rd party organizations	Not achieved

Corporate Performance Objectives (In Respect of 2013 Performance)	Performance Results
Share Price Appreciation: Meet: share price increase of 50%; Exceed: share price increase of 100%	Not achieved
Environment: Meet: Less than 2 recordable incidents; Exceed: Zero recordable or reportable incidents	Exceeded
Safety: Meet: Company TRIR is industry average; Exceed: Zero lost time incidents or recordable incidents	Exceeded

As Executive Chairman, Mr. Cabrera’s performance is rated on corporate objectives as well as a discretionary assessment of his overall job performance.

In the case of the other NEO’s the judgment was based on a mix of 60% corporate objectives and 40% performance objectives for each such executive as well as a discretionary assessment of overall job performance.

Mr. Schiefelbein is rated on his personal achievements with respect to the external reporting, tax, regulatory compliance and Information Systems management.

Mr. Pástor Morris is rated on achievement of his personal objectives largely related to the further development of the Pungarayacu project, as well as his contribution to the future development of Latin America projects.

Mr. Veith is rated on achievement of his personal objectives largely related to the further development of the Tamarack project, as well as his contributions to corporate finance activities of the Company.

Mr. Kuhach is rated on achievement of his personal objectives largely related to the successful creation of the Centers of Excellence and his contribution to the development of the Tamarack project.

Taking into account the financial situation of the Company, the Board, on the recommendation of the Compensation Committee, did not authorize cash bonuses to the NEO’s for 2013 regardless of individual performances justifying such bonuses.

For 2013 the Compensation Committee and the Board has authorized a Long Term Incentive award to all NEO’s based on achievement of a 20% corporate performance which is weighted at 100% for the Executive Chairman and 60% for all other NEO’s.  This award resulted in a final amount of 12% of their potential LTI award for NEO’s and a 20% award for the Executive Chairman.

Other Compensation

Employees of Ivanhoe Energy Holdings Inc. may participate in Ivanhoe’s 401(k), a defined contribution plan that includes employee and company contributions. See also “Pension Plan” below. In 2013, Mr. Veith was paid $23,000 for the purpose of contributing to his 401(k) retirement plan as well as $128,529 as an expatriate uplift. In 2013, Mr. Kuhach was paid $23,000 for the purpose of contributing to his 401(k) retirement plan as well as $144,000 as an expatriate uplift.  In 2012, Mr. Cabrera was paid $23,000 for the purpose of contributing to his 401(k) retirement plan. In 2013, Mr. Pástor Morris received a benefit of $49,752 attributed to the value of a lease agreement for a company vehicle. In addition, Mr. Pástor Morris received a cash settlement of $85,715 for consideration for retirement savings and educational allowances.

All NEOs participate in insurance plans offered to all employees, including group life insurance, accidental death and dismemberment, Business Travel Accidental coverage and Supplemental Business Travel Medical coverage calendar year.

Performance Graph

The following graph shows the change in a Cdn$100 investment in Ivanhoe common shares over the past five years, compared to the S&P/TSX Composite Index, the S&P/TSX Oil & Gas Exploration & Production and the S&P/TSX Energy Sector Index as at December 31, 2013. The Company’s common shares were part of the S&P/TSX Composite Index from March 22, 2010 until December 9, 2011.

The trend in overall compensation paid to the Company’s executive officers over the past five years has not specifically tracked the performance of the market price of the Company’s common shares, or the S&P/TSX Composite Index, particularly since 2008.  Overall compensation for NEOs increased during the period.

Option-Based Awards

Please see the section “Long Term Incentives Plan” in the Compensation Discussion and Analysis for a discussion of the Company’s approach to option-based awards.

In 2013, the Company issued option-based awards under its Equity Incentive Plan to executive officers as described under the heading “Executive Compensation Decisions.”

COMPENSATION TABLE

The following table sets forth all compensation earned by the individuals who served as our NEOs. Our NEOs may change from year to year due to fluctuations in our executive officers’ annual compensation.

Name and Principal Position	Year		Salary(1) ($)	Share-Based Awards(2) ($)		Option-Based Awards(3) ($)		Non-Equity Incentive Plan Compensation - Annual Incentive Awards(4) ($)	Pension Value ($)	All Other Compensation ($)		Total Compensation ($)
Carlos A. Cabrera	2013		672,923	54,549		218,196		–	23,000	–		968,668
Executive Chairman	2012		611,378	628,687		1,535,221		750,000	22,500	–		3,547,786
	2011	(5)	27,237	–		421,316		–	–	99,870	(6)	548,423
Gerald D. Schiefelbein	2013		284,073	21,272		31,907		–	–	4,360		341,612
SVP, Finance &	2012		297,347	188,276		286,232		167,027	–	918		939,800
Chief Financial Officer	2011		287,567	110,717	(9)	166,075	(9)	95,148	–	–		659,507
Santiago Pástor Morris	2013		321,468	24,689		37,033		–	–	135,467		518,657
SVP, President and General	2012		305,427	204,150		310,363		83,567	–	87,280		990,787
Manager Ecuador	2011		289,297	321,742		172,728		14,494	–	76,477		874,738
Edwin J. Veith	2013		295,993	22,732		34,098		–	23,000	133,767	(7)	509,590
SVP, Canadian Projects	2012		283,032	188,877		287,144		167,559	22,500	160,896		1,110,008
	2011		274,176	97,387	(9)	146,081	(9)	83,692	20,400	71,654		693,390
Joseph D. Kuhach	2013		312,000	23,962		35,942		–	23,000	149,238	(8)	544,142
SVP, Upstream	2012		266,333	198,505		373,419		176,101	22,500	213,143		1,250,001
Technology & Integration	2011		239,208	157,691		110,150		75,000	22,500	127,532		732,081

(1)	Amounts paid in Canadian dollars to Mr. Schiefelbein were converted to US currency based on the Bank of Canada monthly average closing exchange rate during the pay periods.

(2)
The value of the RSUs awarded is the estimated fair value on date of grant, which is calculated as the number of RSUs awarded multiplied by the weighted average price of the Company’s common shares for the five trading days immediately preceding the date of grant, converted to US dollars using the Bank of Canada exchange rate on date of grant.

(3)
The value of the stock options awarded is the estimated fair value on date of grant calculated using the Black-Scholes option pricing model, with the following assumptions: an estimated volatility equal to the historical volatility of the Company’s common shares over a period equal to the expected life of the option, an estimated dividend yield of $nil, a risk free rate of return equal to the rate currently available on federal government zero-coupon bonds with a term equal to the expected life of the option and an expected life approximating the term of the option.  The value of stock options with a Canadian dollar exercise price was converted to US dollars using the Bank of Canada closing exchange rate on date of grant.

(4)
Cash bonuses in respect of a year’s performance are awarded in the subsequent year but recorded in the year in respect of which the compensation is awarded. Cash bonuses paid to Mr. Schiefelbein was converted to US currency based on the Bank of Canada monthly average closing exchange rate during the pay period.

(5)	Mr. Cabrera was appointed as Executive Chairman, effective December 12, 2011 and was employed for approximately one half month in 2011.

(6)
Mr. Cabrera is also a director of the Company. Pursuant to the Company’s policies regarding management directors, Mr. Cabrera did not receive compensation from the Company for acting as a director subsequent to his appointment as Executive Chairman.  Prior to his appointment, Mr. Cabrera earned $91,323 in option-based awards and $99,870 in fees for his service as a director in 2011.

(7)	Mr. Veith received $133,767 as an expatriate uplift in 2013. The amount of income taxes payable by Ivanhoe in connection with Mr. Veith’s 2013 compensation is estimated at $165,516

(8)	Mr. Kuhach received $149,238 as an expatriate uplift in 2013. The amount of income taxes payable by Ivanhoe in connection with Mr. Kuhach’s 2013 compensation is estimated at $204,841

(9)
The values for share-based awards and option based awards were recorded in our 2011 10-K under “All Other Compensation” as the estimated value of compensation still to be awarded as stock options and/or RSUs later in 2011.

INCENTIVE PLAN AWARDS

To value stock options awarded to our NEOs, we used the Black-Scholes option pricing model. The actual value realized on exercises may be higher or lower depending on our common share price at the time of exercise.

Outstanding option-based awards at December 31, 2013

	Option Awards				Share-Based Awards
Name	Number Of Securities Underlying Unexercised Options(3) (#)	Option Exercise Price(3) ($)	Option Expiration Date	Total Value of Unexercised Options(1) (US$)	Number of RSUs That Have Not Vested(3) (#)	Market Value of RSUs That Have Not Vested (US$)(2)
Carlos A. Cabrera	983,447	2.22	Feb 21, 2020	–	173,742	104,545
Executive Chairman	216,667	2.76	Dec 16, 2018	–
	66,667	6.00	Jul 28, 2017	–
	33,333	7.89	May 18, 2017	–
	16,667	7.95	Apr 28, 2018	–
Gerald D. Schiefelbein	183,357	2.22	Feb 21, 2020	–	118,233	71,144
SVP, Finance & Chief	80,889	2.94	Mar 26, 2019	–
Financial Officer	42,898	7.95	May 24, 2018	–
	43,333	6.84	Oct 28, 2017	–
	66,667	7.53	Oct 1, 2016	–
Santiago Pástor Morris	198,815	2.22	Feb 21, 2020	–	130,592	78,581
SVP, President and	49,595	2.94	Mar 26, 2019	–
General Manager Ecuador	6,944	7.95	May 24, 2018	–
	33,334	6.84	Oct 28, 2017	–
	26,667	9.78	Apr 29, 2017	–
Edwin J. Veith	183,941	2.22	Feb 21, 2020	–	114,399	68,837
SVP, Canadian Projects	71,608	2.94	Mar 26, 2019	–
	43,333	6.84	Oct 28, 2017	–
	35,150	7.95	May 24, 2018	–
	50,000	6.66	Sep 17, 2014	–
Joseph D. Kuhach	193,319	2.22	Feb 21, 2020	–	132,707	79,854
SVP, Upstream Technology	66,667	1.68	Sep 25, 2019	–
& Integration	50,937	2.94	Mar 26, 2019	–
	26,667	6.84	Oct 28, 2017	–
	17,361	7.95	May 24, 2018	–
	26,667	6.66	Sep 17, 2014	-

(1)
Calculated as the difference between the December 31, 2013, closing market price of the Company’s common shares and the exercise price of the options, multiplied by the number of unexercised options. The value of options with a US dollar exercise price is calculated using the NASDAQ closing price of $0.62 per common share.  The value of options with a Canadian dollar exercise price is calculated using the TSX closing price of Cdn$0.64 per common share and converted to US dollars using the December 31, 2013, Bank of Canada closing rate. Where the exercise price exceeds the market value per common share, the value is zero.

(2)
Calculated as the December 31, 2013, closing market price of the Company’s common shares multiplied by the number of unexercised RSUs and converted to US dollars using the December 31, 2013, Bank of Canada closing rate.

(3)	On April 25, 2013, the Company proceeded with a three for one common share consolidation that resulted in proportionate adjustments to outstanding stock options and RSUs.

Incentive plan awards – value vested in 2013

Name	Option-Based Awards Value Vested During the Year(1) (US$)	Share-Based Awards Value Vested During the Year (2) (US$)
Carlos A. Cabrera	–	–
Gerald D. Schiefelbein	–	11,857
Santiago Pástor Morris	–	11,867
Edwin J. Veith	–	10,996
Joseph D. Kuhach	–	10,634

(1)
Calculated as the difference between the closing market price of the Company’s common shares on the vesting date and the exercise price of the options, multiplied by the number of options vesting in the current year. The value of options with a Canadian dollar exercise price was converted to US dollars using the Bank of Canada closing rate on the vesting date. Where the exercise price exceeds the market price per common share, the value is zero.

(2)
Calculated as the December 31, 2013, closing market price of the Company’s common shares multiplied by the number of vested RSUs and converted to US dollars using the December 31, 2013, Bank of Canada closing exchange rate.

PENSION PLAN

Employees of Ivanhoe Energy Holdings Inc. (the “Employees”) may participate in Ivanhoe’s 401(k) (the “Plan”).  The Plan is a defined contribution plan that includes Employee and Company contributions.  Employees may contribute up to the maximum amount established by the Internal Revenue Code and the Company may elect to make annual discretionary matching and profit sharing contributions. Employee contributions vest immediately and Company contributions vest after two years of service.  Investment decisions are made by the Employee from a variety of investment options.

The following table represents the value of accumulated pension assets within the Plan for Messrs. Cabrera, Kuhach, and Veith.  There were no above-market or preferential earnings provisions.

Name	Accumulated Value at January 1, 2013 ($)	Compensatory(1) ($)	Non-compensatory(2) ($)	Accumulated Value at December 31, 2013 ($)
Carlos A. Cabrera	22,550	34,922	34,922	92,394
Edwin J. Veith	325,781	33,229	35,297	394,307
Joseph D. Kuhach	295,123	50,164	52,342	397,629

(1)	Represents employer contributions, distributions and earnings.

(2)	Represents employee contributions, distributions and earnings.

TERMINATION AND CHANGE OF CONTROL BENEFITS

The Company has written contracts of employment with Messrs. Cabrera, Schiefelbein, Pástor Morris, Kuhach and Veith.  In the case of termination for cause or voluntary resignation, the employment contracts do not result in incremental payments, payables or benefits, and therefore have been excluded from the following discussion. Perquisites and other personal benefits totaling less than $50,000 have also been omitted.

Estimated incremental payments are based on the individual’s annual salary as at December 31, 2013.  Any amounts payable in Canadian dollars have been translated to US dollars using the December 31, 2013, Bank of Canada closing rate. Unexercised stock options were valued using the December 31, 2013, closing market price of the Company’s common shares and stock options with a Canadian dollar exercise price were converted to US dollars using the December 31, 2013, Bank of Canada closing rate. Unexercised RSUs were valued using the December 31, 2013 closing market price of the Company’s common shares multiplied by the number of unexercised RSUs and converted to U.S. dollars using the December 31, 2013 Bank of Canada closing rate.

Carlos A. Cabrera

Mr. Cabrera’s employment contract provides that:

(a)
in the case of termination without cause or termination upon disability, the Company must pay twelve months wages in a lump sum, cause all of the unvested stock options that would otherwise have vested during the succeeding twelve months to vest immediately and generally remain exercisable for six months;

(b)
in the case of termination of the employment contract by the Company within twelve months of a change of control, the Company must pay a lump sum equal to two times the sum of i) Mr. Cabrera’s current salary, and ii) the average of the two highest value aggregate annual performance bonuses paid to Mr. Cabrera by the Company during the two completed fiscal years of the Company in which Mr. Cabrera was employed by the Company that preceded the date of such termination.  All stock options will vest immediately and generally remain exercisable for six months;

(c)
Mr. Cabrera is bound by a non-competition clause effective until the later of twelve months after the termination of active employment or the date he no longer receives compensation of any kind under the employment contract;

(d)	Mr. Cabrera is bound by a non-solicitation clause effective for twelve months after the termination of active employment; and

(e)	Mr. Cabrera is bound by a confidentiality clause that is effective for three years after the termination of active employment.

The estimated incremental payments to Mr. Cabrera in the above scenarios are (a) a lump sum of $606,100, the accelerated vesting and delivery of 173,742 RSUs, valued at $104,545 and accelerated vesting of stock options valued at $nil; and (b) a lump sum of $1,212,200, the accelerated vesting and delivery of 173,742 RSUs, valued at $104,545 and accelerated vesting of stock options valued at $nil.

Gerald D. Schiefelbein

Mr. Schiefelbein’s employment contract provides that:

(a)
in the case of termination without cause or termination upon disability, the Company must pay twelve months wages in a lump sum, cause all of the unvested stock options that would otherwise have vested during the succeeding twelve months to vest immediately and to remain exercisable for twelve months (subject to earlier expiration), cause all of the unvested RSUs that would otherwise have vested during the succeeding twelve months to vest immediately and deliver those RSUs that have, or are deemed to have, vested to Mr. Schiefelbein;

(b)
in the case of: i) termination of the employment contract by the Company, other than in the case of termination for just cause or disability; or ii) resignation for just cause, in either case, within twelve months of a change of control, the Company must pay twelve months wages in a lump sum, cause all of the vested stock options to remain exercisable for twelve months (subject to earlier expiration) and cause all RSUs, vested or unvested on the date of termination, to be deemed vested and deliverable to Mr. Schiefelbein.  If the termination referred to in i) occurs forthwith following a change of control, all of the unvested stock options held by Mr. Schiefelbein shall vest immediately and remain exercisable for twelve months (subject to earlier expiration);

(c)
on the occurrence of (a) or (b), if the criteria for earning a milestone bonus under his employment arrangements are satisfied (whether prior to the date of termination or subsequent to the date of termination but prior to the date by which such criteria were to be met), Mr. Schiefelbein shall be entitled to such milestone bonus effective as of the date that the applicable milestones are reached;

(d)
Mr. Schiefelbein is bound by a non-competition clause effective until the later of twelve months after the termination of active employment or the date he no longer receives compensation of any kind under the employment contract;

(e)	Mr. Schiefelbein is bound by a non-solicitation clause effective for twelve months after the termination of active employment; and

(f)	Mr. Schiefelbein is bound by a confidentiality clause that is effective for three years after the termination of active employment.

The estimated incremental payments to Mr. Schiefelbein in the above scenarios are: (a) a lump sum of Cdn$316,318, the accelerated vesting and delivery of 118,233 RSUs, valued at $71,144 and accelerated vesting of stock options valued at $nil; and (b) a lump sum of Cdn$316,318, the accelerated vesting and delivery of 118,233 RSUs, valued at $71,144 and, assuming termination occurs forthwith following a change of control, accelerated vesting of stock options valued at $nil. In addition to the foregoing payments under each of scenarios (a) and (b) and assuming full satisfaction of all applicable criteria under scenario (c), Mr. Schiefelbein would be entitled to a milestone bonus of up to Cdn$174,002, being 55% of base salary.

Santiago Pástor Morris

Mr. Pástor Morris’s employment contract provides that:

(a)
in the case of termination without cause or termination upon disability, the Company must pay twelve months wages in a lump sum, cause all of the unvested stock options that would otherwise have vested during the succeeding twelve months to vest immediately and to remain exercisable for twelve months (subject to earlier expiration), cause all of the unvested RSUs that would otherwise have vested during the succeeding twelve months to vest immediately and deliver those RSUs that have, or are deemed to have, vested to Mr. Pástor Morris;

(b)
in the case of: i) termination of the employment contract by the Company, other than in the case of termination for just cause or disability; or ii) resignation for just cause, in either case, within twelve months of a change of control, the Company must pay twelve months wages in a lump sum, cause all of the vested stock options to remain exercisable for twelve months (subject to earlier expiration) and cause all RSUs, vested or unvested on the date of termination, to be deemed vested and deliverable to Mr. Pástor Morris.  If the termination referred to in i) occurs forthwith following a change of control, all of the unvested stock options held by Mr. Pástor Morris shall vest immediately and remain exercisable for twelve months (subject to earlier expiration);

(c)
on the occurrence of (a) or (b), if the criteria for earning a milestone bonus set out in his employment agreement are satisfied (whether prior to the date of termination or subsequent to the date of termination but prior to the date by which such criteria were to be met), Mr. Pástor Morris shall be entitled to such milestone bonus effective as of the date that the applicable milestones are reached;

(d)
Mr. Pástor Morris is bound by a non-competition clause effective until the later of twelve months after the termination of active employment or the date he no longer receives compensation of any kind under the employment contract;

(e)	Mr. Pástor Morris is bound by a non-solicitation clause effective for twelve months after the termination of active employment; and

(f)	Mr. Pástor Morris is bound by a confidentiality clause that is effective for three years after the termination of active employment.

The estimated incremental payments to Mr. Pástor Morris in the above scenarios are: (a) a lump sum of $332,719, the accelerated vesting and delivery of 130,592 RSUs, valued at $78,581 and accelerated vesting of stock options valued at $nil; and (b) a lump sum of $332,719, the accelerated vesting and delivery of 130,592 RSUs, valued at $78,581 and accelerated vesting of stock options valued at $nil. In addition to the foregoing payments under each of scenarios (a) and (b) and assuming full satisfaction of all applicable criteria under scenario (c), Mr. Pástor Morris would be entitled to a milestone bonus of up to a maximum of $182,995, being 55% of base salary.

Edwin J. Veith

Mr. Veith’s employment contract provides that:

(a)
in the case of termination without cause or termination upon disability, the Company must pay twelve months wages in a lump sum, cause all of the unvested stock options that would otherwise have vested during the succeeding twelve months to vest immediately and to remain exercisable for twelve months (subject to earlier expiration), cause all of the unvested RSUs that would otherwise have vested during the succeeding twelve months to vest immediately and deliver those RSUs that have, or are deemed to have, vested to Mr. Veith;

(b)
in the case of: i) termination of the employment contract by the Company, other than in the case of termination for just cause or disability; or ii) resignation for just cause, in either case, within twelve months of a change of control, the Company must pay twelve months wages in a lump sum, cause all of the vested stock options to remain exercisable for twelve months (subject to earlier expiration) and cause all RSUs, vested or unvested on the date of termination, to be deemed vested and deliverable to Mr. Veith.  If the termination referred to in i) occurs forthwith following a change of control, all of the unvested stock options held by Mr. Veith shall vest immediately and remain exercisable for twelve months (subject to earlier expiration); and

(c)
on the occurrence of (a) or (b), if the criteria for earning a milestone bonus set out in his employment agreement are satisfied (whether prior to the date of termination or subsequent to the date of termination but prior to the date by which such criteria were to be met), Mr. Veith shall be entitled to such milestone bonus effective as of the date that the applicable milestones are reached.

The estimated incremental payments to Mr. Veith in the above scenarios are: (a) a lump sum of $300,729, the accelerated vesting and delivery of 114,399 RSUs, valued at $68,837 and accelerated vesting of stock options valued at $nil; and (b) a lump sum of $300,729, the accelerated vesting and delivery of 114,399 RSUs, valued at $68,837 and, assuming termination occurs forthwith following a change of control, accelerated vesting of stock options valued at $nil. In addition to the foregoing payments under each of scenarios (a) and (b) and assuming full satisfaction of all applicable criteria under scenario (c), Mr. Veith would be entitled to a milestone bonus of up to a maximum of $165,401, being 55% of base salary.

Joseph D. Kuhach

Mr. Kuhach’s employment contract provides that:

(a)
in the case of termination without cause or termination upon disability, the Company must pay twelve months wages in a lump sum, cause all of the unvested stock options that would otherwise have vested during the succeeding twelve months to vest immediately and to remain exercisable for twelve months (subject to earlier expiration), cause all of the unvested RSUs that would otherwise have vested during the succeeding twelve months to vest immediately and deliver those RSUs that have, or are deemed to have, vested to Mr. Kuhach;

(b)
in the case of: i) termination of the employment contract by the Company, other than in the case of termination for just cause or disability; or ii) resignation for just cause, in either case, within twelve months of a change of control, the Company must pay twelve months wages in a lump sum, cause all of the vested stock options to remain exercisable for twelve months (subject to earlier expiration) and cause all RSUs, vested or unvested on the date of termination, to be deemed vested and deliverable to Mr. Kuhach.  If the termination referred to in i) occurs forthwith following a change of control, all of the unvested stock options held by Mr. Kuhach shall vest immediately and remain exercisable for twelve months (subject to earlier expiration);

(c)
on the occurrence of (a) or (b), if the criteria for earning a milestone bonus set out in his employment agreement are satisfied (whether prior to the date of termination or subsequent to the date of termination but prior to the date by which such criteria were to be met), Mr. Kuhach shall be entitled to such milestone bonus effective as of the date that the applicable milestones are reached;

(d)
Mr. Kuhach is bound by a non-competition clause effective until the later of twelve months after the termination of active employment or the date he no longer receives compensation of any kind under the employment contract;

(e)	Mr. Kuhach is bound by a non-solicitation clause effective for twelve months after the termination of active employment; and

(f)	Mr. Kuhach is bound by a confidentiality clause that is effective for three years after the termination of active employment.

The estimated incremental payments to Mr. Kuhach in the above scenarios are: (a) a lump sum of $322,920, the accelerated vesting and delivery of 132,707 RSUs, valued at $79,854 and accelerated vesting of stock options valued at $nil; and (b) a lump sum of $322,920, the accelerated vesting and delivery of 132,707 RSUs, valued at $79,854 and, assuming termination occurs forthwith following a change of control, accelerated vesting of stock options valued at $nil. In addition to the foregoing payments under each of scenarios (a) and (b) and assuming full satisfaction of all applicable criteria under scenario (c), Mr. Kuhach would be entitled to a milestone bonus of up to a maximum of $177,606, being 55% of base salary.

RSU Plan

If a NEO is terminated without cause within six months of a change of control or such longer period as may be provided in the NEO’s employment agreement, all of his unvested RSUs shall vest on the earlier of the original vesting date or upon termination.

Name	Value of RSUs Upon Change of Control ($)(1)
Carlos A. Cabrera	104,545
Gerald D. Schiefelbein	71,144
Santiago Pástor Morris	78,581
Edwin J. Veith	68,837
Joseph D. Kuhach	79,854

(1)
Calculated as the December 31, 2013, closing market price of the Company’s common shares multiplied by the number of unexercised RSUs and converted to US dollars using the December 31, 2013, Bank of Canada closing exchange rate.

DIRECTOR COMPENSATION

Each non-management director other than Mr. Abboud, the Independent Lead Director, receives $40,000 per annum for acting as a director of the Company.  Mr. Abboud, Independent Lead Director, receives $80,000 per annum.

Until May 2012, the fees for acting as chair of board committees were $5,000 per annum for each position other than the Audit Committee chair who received $10,000 per annum. In May 2012, to bring such fees more in line with industry standards, the annual fees for acting as committee chairs were increased to $10,000 per annum other than the audited committee chair whose annual fee was increased to $15,000 per annum.

NON-MANAGEMENT DIRECTOR COMPENSATION TABLE

The following compensation was earned by non-management directors in 2013.

Name	Fees Earned ($)	Option-Based Awards(1) (US$)	Other(2) ($)	Total ($)
A. Robert Abboud	100,000	15,937	10,222	126,159
Howard R. Balloch	70,000	15,937		85,937
Brian F. Downey	76,000	15,937	3,313	95,250
Robert G. Graham	52,000	15,937		67,937
Peter G. Meredith	47,000	15,937	55,163	118,100
Alexander A. Molyneux	51,000	15,937		66,937
Robert A. Pirraglia	67,000	15,937	6,507	89,444

(1)
Estimated fair value of stock options on date of grant calculated using the Black-Scholes option pricing model. Key assumptions are outlined in Note 17.1 to the Financial Statements in Item 8 of this Annual Report. The value of stock options with a Canadian dollar exercise price was converted to US dollars using the Bank of Canada exchange rate on date of grant.

(2)
Other compensation consists of payments of fines, penalties, interest and back taxes related to 2005-2011 as the Company did not fully comply with its obligation to provide the directors with T4 Statements of Remuneration Paid with respect to the Canadian taxation of their respective income from director services provided in Canada from 2005 to 2011.

Outstanding option-based awards at December 31, 2013

Name	Number of Securities Underlying Unexercised Options(2) (#)	Option Exercise Price(2) (Cdn$)	Option Expiration Date	Total Value of Unexercised in-the-Money Options(1) (US$)
A. Robert Abboud	16,667	1.26	May 13, 2020	–
	16,667	2.58	May 14, 2019	–
	16,667	7.95	Apr 28, 2018	–
	16,667	9.78	Apr 29, 2017	–
Howard R. Balloch	16,667	1.26	May 13, 2020	–
	16,667	2.58	May 14, 2019	–
	33,333	2.76	Dec 16, 2018	–
	16,667	7.95	Apr 28, 2018	–
	16,667	9.78	Apr 29, 2017	–
	16,667	4.53	Apr 29, 2016	–
Brian F. Downey	16,667	1.26	May 13, 2020	–
	16,667	2.58	May 14, 2019	–
	16,667	7.95	Apr 28, 2018	–
	16,667	9.78	Apr 29, 2017	–
	16,667	4.53	Apr 29, 2016	–
Robert G. Graham	16,667	1.26	May 13, 2020	–
	16,667	2.58	May 14, 2019	–
	16,667	7.95	Apr 28, 2018	–
	16,667	9.78	Apr 29, 2017	–
	16,667	4.53	Apr 29, 2016	–
Peter G. Meredith	16,667	1.26	May 13, 2020	–
	16,667	2.58	May 14, 2019	–
	16,667	7.95	Apr 28, 2018	–
	16,667	9.78	Apr 29, 2017	–
	16,667	4.53	Apr 29, 2016	–
Alexander A. Molyneux	16,667	1.26	May 13, 2020	–
	16,667	2.58	May 14, 2019	–
	16,667	7.95	Apr 28, 2018	–
	33,333	7.89	May 18, 2017	–
	26,667	6.66	Sep 17, 2014	–
Robert A. Pirraglia	16,667	1.26	May 13, 2020	–
	16,667	2.58	May 14, 2019	–
	16,667	7.95	Apr 28, 2018	–
	16,667	9.78	Apr 29, 2017	–
	16,667	4.53	Apr 29, 2016	–

(1)
Calculated as the difference between the December 31, 2013, closing market price of the Company’s common shares and the exercise price of the options, multiplied by the number of unexercised options. The value of options with a Canadian dollar exercise price is calculated using the TSX closing price of Cdn$0.64 per common share and converted to US dollars using the December 31, 2013, Bank of Canada closing rate. Where the exercise price exceeds the market value per common share, the value is zero.

(2)	On April 25, 2013, the Company proceeded with a three for one common share consolidation that resulted in proportionate adjustments to outstanding stock options and RSUs.

Incentive plan awards – value vested in 2013

Name	Option-Based Awards Value Vested During the Year(1) (US$)
A. Robert Abboud	–
Howard R. Balloch	–
Brian F. Downey	–
Robert G. Graham	–
Peter G. Meredith	–
Alexander A. Molyneux	–
Robert A. Pirraglia	–

(1)
Calculated as the difference between the closing market price of the Company’s common shares on the vesting date and the exercise price of the options, multiplied by the number of options vesting in the current year. The value of options with a Canadian dollar exercise price was converted to US dollars using the Bank of Canada closing rate on the vesting date. Where the exercise price exceeds the market price per common share, the value is zero.

EQUITY COMPENSATION PLAN INFORMATION

All of the incentive stock options and equity compensation awards the Company granted in 2013 were made under the Company’s Equity Incentive Plan and RSU Plan. The Equity Incentive Plan and the RSU Plan are the only equity compensation plans the Company has in effect and are intended to further align the interests of the Company’s directors and management with the Company’s long term performance and the long term interests of the Company’s shareholders. The Company’s shareholders have, to date, approved the Equity Incentive Plan and all amendments thereto in accordance with the rules and policies of the Toronto Stock Exchange (“TSX”). The RSU Plan, which does not require shareholder approval under the rules and policies of the TSX, does not involve any issue of common shares from the Company’s treasury. Upon vesting, RSUs may be settled in cash or common shares of the Company purchased on the open market by an RSU Plan trustee. The following information is as at March 7, 2014:

Plan category	Number of Securities to be Issued / Delivered Upon Exercise of Outstanding Options / Vesting of RSUs(2)	Weighted-Average Price(1) of Outstanding(2) Awards (Cdn$)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plan approved by Security holders	7,110,496	$3.54	4,371,929
RSU Plan	4,034,035	$1.49	-

(1)	The weighted average price shown is the weighted average exercise price for outstanding stock options and the weighted average fair value for outstanding RSUs.

(2)	On April 25, 2013, the Company proceeded with a three for one common share consolidation that resulted in proportionate adjustments to outstanding stock options and RSUs.

Summary of the Company’s Equity Incentive Plan

Overview

The Equity Incentive Plan has three components: an Option Plan, which provides for the grant to eligible participants of incentive stock options exercisable to purchase common shares of the Company, a Bonus Plan, which provides for awards of fully paid common shares to eligible participants as and when determined to be warranted on the basis of past performance, and a Purchase Plan, under which eligible participants have the opportunity to purchase common shares through payroll deductions which are supplemented by additional contributions by the Company.

The eligible participants in the Equity Incentive Plan include directors of the Company or any affiliate, and any full time and part time employees (including officers) of the Company or any affiliate thereof that the board of directors determines to be employees eligible for participation in the Equity Incentive Plan.  Furthermore, persons or companies engaged by the Company or any entity the Company controls to provide management or consulting services are eligible for participation in the Equity Incentive Plan as the Company’s board of directors determines.

The Equity Incentive Plan is, by its terms, to be administered by the Company’s board of directors. However, the board of directors has delegated to its Compensation and Human Resources Committee, to the extent permitted by law, responsibility for administering the Equity Incentive Plan.

Share Issuance Limits

The aggregate number of common shares that may be subject to issuance under the Equity Incentive Plan (together with any other securities – based on compensation arrangements of the Company in effect from time to time) currently may not exceed 10% of the Company’s outstanding common shares from time to time. The Equity Incentive Plan is a “rolling plan” under the rules of the TSX such that any common shares underlying options that have been cancelled, have expired or have been exercised are available to be regranted under the Equity Incentive Plan and do not reduce the aggregate number of common shares that may be subject to issuance under the Equity Incentive Plan.

Option Plan

Option Grants

The Option Plan authorizes the board of directors to grant options to purchase common shares.  The number of common shares, the exercise price per common share, the vesting period and any other terms and conditions of options granted pursuant to the Option Plan are determined by the board of directors at the time of the grant, subject to the defined parameters of the Option Plan.

Exercise Price

The exercise price of any option granted under the Option Plan cannot be less than the weighted average price of the common shares on the principal stock exchange on which the common shares trade for the five days on which common shares were traded immediately preceding the date of grant.

Exercise Period and Vesting

Options are exercisable for a period of time determined by the board of directors not exceeding ten years from the date the option is granted. Options may be earlier terminated in the event of death or termination of employment or appointment. Vesting of options is determined by the board of directors. Failing a specific vesting determination by the board of directors, options automatically become exercisable incrementally over a period of three years from the date of grant, as to one-third of the total number of shares under option in each such year.  The right to exercise an option may be accelerated in the event a takeover bid in respect of the common shares is made.

Cashless Exercise

Optionees have the right to exercise an option on a “cashless” basis by electing to relinquish the right to exercise the option and receive, in lieu thereof, a number of fully paid common shares. The number of common shares issuable pursuant to any such cashless exercise is equal to the quotient obtained by dividing the difference between the aggregate fair market value and the aggregate option price of all common shares subject to the option by the fair market value of one (1) common share.

Financial Assistance

The board of directors may, in its discretion but subject to applicable law, authorize the Company to make loans to employees to assist them in exercising options.  The terms of any such loans may include security, in favour of the Company, in the common shares issued upon exercise of the options, which security may be granted on a non-recourse basis.  No such loans are currently outstanding.

Termination or Death

If an optionee dies while employed by the Company, any option held by him will be exercisable for a period of six months or prior to the expiration of the options (whichever is sooner) by the person to whom the rights of the optionee shall pass by will or applicable laws of descent and distribution.  If an optionee is terminated for cause, no option will be exercisable unless the board of directors determines otherwise.  If an optionee is terminated for any reason other than cause then the options will be exercisable for a period of up to six months thereafter, but in no event less than 30 days, subject to the prior expiration of the options.

Blackout Period

If the expiry date of any option should be determined to occur either during a blackout period or within ten business days following the expiry of the blackout period, the expiry date of such option shall be deemed to be the date that is the tenth business day following the expiry of the blackout period.

Bonus Plan

The Bonus Plan permits the board of directors to authorize the issuance, from time to time, of common shares to employees, directors, officers and service providers of the Company and its affiliates. The board of directors retains the discretion to determine the criteria for making an award and the quantum of the award. The Bonus Plan currently provides for the issuance of a maximum of 1,619,000 common shares in respect of bonus awards.  Common shares allocated to the Bonus Plan may be reallocated for issuance under the Option Plan or Purchase Plan and are then no longer available for issuance under the Bonus Plan.  Less than 1% of the Company’s issued and outstanding common shares are currently available for issuance under the Bonus Plan.

Purchase Plan

Participation Criteria

Participants in the Purchase Plan must be full-time employees of the Company or its affiliates who have completed at least one year (or less, at the discretion of the board of directors) of continuous service and who elect to participate.

Contribution Limits

Eligible employees, as determined by the board, on the recommendation of the Compensation and Human Resources Committee, may elect to contribute an amount not to exceed ten per cent (10%) of their annual basic salary to the Purchase Plan in semi-monthly instalments.  The Company makes a contribution of up to one hundred per cent (100%) of the employee’s contribution on a quarterly basis.

Number of Shares

Each participant receives, at the end of each calendar quarter during which he or she participates in the Purchase Plan, a number of common shares equal to the quotient obtained by dividing the aggregate amount of all contributions to the Purchase Plan by the participant, and by the Company on the participant’s behalf, during the preceding quarter by the weighted average trading price of the common shares on the principal stock exchange on which the common shares trade during the quarter.

Termination of Employment

If the participant’s employment with the Company is terminated for any reason, any portion of the participant’s contribution then held in trust for a participant pending a quarterly purchase of common shares is returned to him or her or to his or her estate.

To date, the board of directors has not made the Purchase Plan available for participation by its employees.

Transferability

Benefits, rights and options under the Equity Incentive Plan are non-transferable and, during the lifetime of a participant, may only be exercised by such participant.

Amendment Procedure

The Equity Incentive Plan provides that the board of directors has the authority and discretion to amend the Equity Incentive Plan and awards granted thereunder in respect of any matter including changes of a clerical or grammatical nature, changes regarding the persons eligible to participate in the Equity Incentive Plan, changes to the exercise price, vesting, term and termination provisions of Options, changes to the share appreciation right provisions, changes to the share bonus plan provisions (other than the maximum number of common shares issuable under the Bonus Plan), changes to the authority and role of the Compensation and Human Resources Committee under the Equity Incentive Plan or changes to the acceleration and vesting of Options in the event of a takeover bid,  provided however that:

(a)	such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the common shares are listed;

(b)
no amendment to the Equity Incentive Plan or to an Option granted hereunder will have the effect of impairing, derogating from or otherwise adversely affecting the terms of an Option which is outstanding at the time of such amendment without the written consent of the holder of such Option;

(c)	the expiry date of an Option Period in respect of an Option shall not be more than ten years from the date of grant of an Option except as expressly provided in the Equity Incentive Plan;

(d)	the Directors shall obtain shareholder approval of:

(i)	any amendment to the aggregate maximum number of Shares available for issuance under the Bonus Plan;

(ii)	any amendment to the aggregate percentage of Shares reserved for issuance under the Equity Incentive Plan;

(iii)
any amendment to the limitation on Shares that may be reserved for issuance, or issued, to Insiders or any amendment that would reduce the exercise price of an outstanding Option of an Insider (other than as expressly provided for under the Equity Incentive Plan);

(iv)
any amendment that would extend the expiry date of the Option Period in respect of any Option granted under the Equity Incentive Plan to an Insider except if the expiry date occurs during a blackout period; and

(v)	any amendment to the amending provision set out in the Equity Incentive Plan.

If the Equity Incentive Plan is terminated, the provisions of the Equity Incentive Plan and any administrative guidelines and other rules and regulations adopted by the board and in force on the date of termination will continue in effect as long as any Option or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Equity Incentive Plan, the board shall remain able to make such amendments to the Equity Incentive Plan or the Options as they would have been entitled to make if the Equity Incentive Plan were still in effect.

Securities Issued and Unissued under the Equity Incentive Plan

There are 114,824,253 common shares of the Company issued and outstanding as at March 7, 2014. Since the inception of the Equity Incentive Plan, the 11,482,425 common shares authorized for issuance under the Equity Incentive Plan have been issued or reserved for issuance as follows:

	Number of Common Shares	% of Issued and Outstanding Common Shares
Common shares reserved for future issuance pursuant to unexercised options under Option Plan	7,110,496	6.19
Common shares issued under the Bonus Plan	757,228	0.66
Unissued common shares available for future awards under Bonus Plan(1)	861,772	0.75
Unissued common shares available for future option grants under Option Plan	2,752,929	2.40
Maximum number of common shares available for issuance under Equity Incentive Plan	11,482,425	10.00

(1)
All or any portion of the common shares available for issuance as awards under the Bonus Plan may be re-allocated to be used in future option grants, in which case the number of common shares available for issuance under the Bonus Plan will decrease accordingly.

The aggregate number of common shares which the Company may at any time reserve for issuance under the Equity Incentive Plan:

—	to any one person may not exceed five per cent (5%) of the issued and outstanding common shares of the Company;

—
to insiders of the Company for options granted under the Equity Incentive Plan (or when combined with all of the Company’s other security based compensation arrangements) within any one-year period may not exceed ten per cent (10%); or

—	to any one insider of the Company and his or her associates for options granted under the Plan within any one-year period may not exceed five per cent (5%);

of the issued and outstanding common shares of the Company.

APPOINTMENT OF AUDITOR

Shareholders will be asked to appoint an auditor for the ensuing year. If there is more than one nominee for appointment as the Company’s auditor, the nominee receiving the greatest number of votes will be appointed.  If there is only one nominee for appointment as auditor, such nominee will be declared appointed by acclamation.

Deloitte LLP, Chartered Accountants, will be nominated at the Meeting for re-appointment as the Company’s auditor at remuneration to be fixed by the directors.  Deloitte LLP has been the Company’s auditor since April 8, 1997.

CORPORATE GOVERNANCE

National Instrument 58-101 Disclosure of Corporate Governance Practices (the “Disclosure Instrument”) requires the Company to disclose its corporate governance practices with reference to a series of suggested corporate governance practices outlined in National Policy 58-201 Corporate Governance Guidelines (the “Guidelines”) that the Canadian Securities Administrators (“CSA”) believe reflect a “best practices” standard to which they encourage Canadian public companies to adhere.

The following is a discussion of each of the Company’s corporate governance practices for which disclosure is required by the Disclosure Instrument. Unless otherwise indicated, the board of directors believes that its corporate governance practices are consistent with those recommended by the Guidelines.

Board of Directors

Director Independence

For the purposes of the Disclosure Instrument, a director is independent if he or she has no direct or indirect material relationship with the Company. A “material relationship” is one which could, in the view of the Company’s board of directors, reasonably be expected to interfere with the exercise of the director’s independent judgment. Certain specified relationships will, in all circumstances, be considered, for the purposes of the Disclosure Instrument, to be material relationships.

As of the date of this Management Proxy Circular, the Company’s board of directors consists of six (6) individuals who are independent and three (3) individuals who are not independent, applying the criteria prescribed by the Disclosure Instrument and the criteria prescribed by the NASDAQ Marketplace Rules (collectively, the “Prescribed Independence Criteria”). If all of management’s nominees are elected as directors at the Meeting, the Company’s board of directors will consist of five (5) individuals who are independent and three (3) individuals who are not independent, applying the Prescribed Independence Criteria.

The current director nominees determined to be independent are: A. Robert Abboud, Howard R. Balloch,   Robert G. Graham, Alexander A. Molyneux and Robert A. Pirraglia. None of Messrs. Abboud, Balloch, Graham, Molyneux and Pirraglia has a material relationship with the Company other than as a director and security holder of the Company and each of them, other than Dr. Graham, is compensated by the Company solely in his capacity as a director.

Dr. Graham provides technology consulting services to the Company and receives compensation for these services. The board of directors has considered the consulting arrangement between Dr. Graham and the Company and concluded that it is not a material relationship (ie. which could reasonably be expected to interfere with the exercise of Dr. Graham’s independent judgment) and, since the end of 2008, the compensation Dr. Graham received for providing technology consulting services to the Company has not exceeded the quantitative compensation thresholds of the Prescribed Independence Criteria beyond which Dr. Graham would be disqualified from being regarded as independent.

The directors determined not to be independent are: Carlos A. Cabrera, Robert M. Friedland and Peter G. Meredith.  The reasons why these directors are not considered to be independent are as follows:

—	Mr. Cabrera is the Company’s Executive Chairman and is therefore not independent.

—	Mr. Friedland is the Company’s Founder and Executive Co-Chairman and is therefore not independent.

—
Although Mr. Meredith has no material relationship with the Company that, under the Prescribed Independence Criteria, would automatically disqualify him from being regarded as independent, the Company’s board of directors has concluded that, insofar as he continues to have close business relationships and associations with Mr. Friedland, a finding of independence at this time would not be warranted.

Other Directorships

For information respecting those companies that are reporting issuers (or the equivalent) in Canada or elsewhere in which any of the directors of the Company also act as directors, please see the section entitled “Election of Directors” starting on page 7 of this Management Proxy Circular.

Meetings of Independent Directors

Regularly scheduled meetings of independent directors are held by teleconference to update the independent directors on corporate developments since the last board meeting.  There were 2 meetings of the independent directors in 2013.

Independence of Board Chair

Neither the Executive Chairman nor the Founder and Executive Co-Chairman is an independent director. However, A. Robert Abboud, the Independent Lead Director of the board, is an independent director. Mr. Abboud’s responsibilities include:

—	providing a source of board leadership;

—	ensuring that the board functions effectively and independently of management;

—	setting board agendas;

—	overseeing the quality of the information sent to directors;

—	acting as a facilitator with respect to interaction among the independent directors and between management and the independent directors;

—	chairing any meetings of the independent directors held from time to time; and

—
overseeing the governance obligations of the board and its committees generally. In furtherance of this particular responsibility Mr.  Abboud acts as an “ex-officio” member of the Audit, Nominating and Corporate Governance and Compensation and Human Resources committees.

Meeting Attendance Records

For information concerning the number of board and committee meetings held in 2013 and the attendance record of each director in respect of those meetings, please see the section entitled “Election of Directors” starting on page 7 of this Management Proxy Circular.

Majority Voting Policy

On July 27, 2012, the Company’s board of directors adopted a majority voting policy, which requires that, in an uncontested election, any nominee for director with respect to whom a majority of the votes represented by proxies validly deposited prior to the Meeting are ‘‘withheld’’ from his or her election (a ‘‘Majority Withheld Vote’’), must submit his or her resignation to the Nominating and Corporate Governance Committee for consideration following the Meeting.

The Nominating and Corporate Governance Committee must consider the resignation and make a recommendation to the board of directors whether or not to accept it. The board of directors must consider the recommendation of the Nominating and Corporate Governance Committee, and determine whether or not to accept the recommendation. A press release disclosing the board’s determination (and the reasons for rejecting the resignation, if applicable) must be issued within 90 days following the date of the Meeting.

Any director who tenders his or her resignation is not entitled to participate in any meeting of the Nominating and Corporate Governance Committee, if he or she is a member of that committee, or of the board of directors to consider whether his or her resignation should be accepted.

In a contested election, where the number of director nominees exceeds the number of directors to be elected, a plurality vote standard will continue to apply.

Mandate of the Board

Under the YBCA, the directors of the Company are required to manage the Company’s business and affairs and, in doing so, to act honestly and in good faith with a view to the best interests of the Company.  In addition, each director must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The board of directors is responsible for supervising the conduct of the Company’s affairs and the management of its business.  The board’s mandate includes setting long term goals and objectives for the Company, formulating the plans and strategies necessary to achieve those objectives and supervising senior management in their implementation.  Although the board delegates the responsibility for managing the day to day affairs of the Company to senior management personnel, the board retains a supervisory role in respect of, and ultimate responsibility for, all matters relating to the Company and its business.

The board’s mandate requires that the board be satisfied that the Company’s senior management will manage the affairs of the Company in the best interest of the shareholders, in accordance with the Company’s principles, and that the arrangements made for the management of the Company’s business and affairs are consistent with their duty described above.  The board is responsible for protecting shareholder interests and ensuring that the interests of the shareholders and of management are aligned. The obligation of the board must be performed continuously, and not merely from time to time, and in times of crisis or emergency the board may have to assume a more direct role in managing the affairs of the Company.

In discharging this responsibility, the board’s mandate provides that the board oversees and monitors significant corporate plans and strategic initiatives.  The board’s strategic planning process includes annual and quarterly budget reviews and approvals, and discussions with management relating to strategic and budgetary issues. At least one board meeting per year is to be devoted to a comprehensive review of strategic corporate plans proposed by management.

As part of its ongoing review of business operations, the board reviews the principal risks inherent in the Company’s business, including financial risks, through periodic reports from management of such risks, and assesses the systems established to manage those risks.  Directly and through the Audit Committee, the board also assesses the integrity of internal control over financial reporting and management information systems.

In addition to those matters that must, by law, be approved by the board, the board is required under its mandate to approve annual operating and capital budgets, any material dispositions, acquisitions and investments outside of the ordinary course of business or not provided for in the approved budgets, long-term strategy, organizational development plans and the appointment of senior executive officers.  Management is authorized to act, without board approval, on all ordinary course matters relating to the Company’s business.

The board also expects management to provide the directors on a timely basis with information concerning the business and affairs of the Company, including financial and operating information and information concerning industry developments as they occur, all with a view to enabling the board to discharge its stewardship obligations effectively.  The board expects management to efficiently implement its strategic plans for the Company, to keep the board fully apprised of its progress in doing so and to be fully accountable to the board with respect to all matters for which it has been assigned responsibility.

The board has instructed management to maintain procedures to monitor and promptly address shareholder concerns and has directed and will continue to direct management to apprise the board of any major concerns expressed by shareholders.

Each committee of the board is empowered to engage external advisors as it sees fit.  Any individual director is entitled to engage an outside advisor at the expense of the Company provided such director has obtained the approval of the Nominating and Corporate Governance Committee to do so.

The board has adopted a strategic planning process which involves, among other things, the following:

—	at least one meeting per year will be devoted to review of strategic plans that are proposed by management;

—	meetings of the board, at least quarterly, to discuss strategic planning issues;

—	the board reviews and assists management in forming short and long term objectives of the Company on an ongoing basis; and

—	the board also maintains oversight of management’s strategic planning initiatives through annual and quarterly budget reviews and approvals.

The strategic planning process adopted by the board takes into account, among other things, the opportunities and risks of the business.

In order to ensure that the principal business risks borne by the Company are identified and appropriately managed, the board receives periodic reports from management of the Company’s assessment and management of such risks.  In conjunction with its review of operations which takes place at each board meeting, the board considers risk issues and addresses the management of the risk of the Company’s business.

The board takes ultimate responsibility for the appointment and monitoring of the Company’s executive management. The board approves the appointment of executive management and reviews their performance on an ongoing basis.

The Company has a disclosure policy addressing, among other things, how the Company interacts with analysts and the public. The disclosure policy contains measures for the Company to avoid selective disclosure.  The Company has a Disclosure Committee responsible for overseeing the Company’s disclosure practices.  This committee consists of the Executive Chairman, who will act as Chairman of the Committee, the Chief Financial Officer, the Senior Vice President, Business Development & Corporate Strategy, the Manager, Corporate Communications and the Corporate Secretary. In the performance of its functions, the committee receives advice from the Company’s legal counsel. The Disclosure Committee assesses materiality and determines when developments justify public disclosure.  The committee will review the disclosure policy annually and as otherwise needed to ensure compliance with regulatory requirements.  The board reviews and approves the Company’s material disclosure documents, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and management proxy circular. The Company’s annual and quarterly financial reports are reviewed by the Audit Committee and recommended to the board prior to their release.

Position Descriptions

Executive Chairman

The board has adopted a written position description for the office of Executive Chairman. Since December 2011, the office of Executive Chairman has been shared by Carlos A. Cabrera and Robert M. Friedland and the functions typically performed by a chief executive officer fall within the ambit of the office of Executive Chairman. It is expected that Mr. Cabrera will fulfill the duties and responsibilities outlined in the written position description for the office of Executive Chairman that the Board has adopted and that Mr. Friedland, whose role as the Founder and Executive Co-Chairman has historically been unique and challenging to properly articulate in a written position description, will work closely with Mr. Cabrera on strategic planning, corporate and business development, fundraising and value creation.

Independent Lead Director

The board has adopted a written position description for the Independent Lead Director, a position currently occupied by A. Robert Abboud.

Committee Chairs

The board has adopted a position description for the Chair of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee.  The board has not, to date, adopted a position description for the Chair of the Executive Committee.

Orientation and Continuing Education

Orientation

The Company takes steps to ensure that prospective directors fully understand the role of the board and its committees and the contribution individual directors are expected to make including, in particular, the commitment of time and energy that the Company expects of its directors. New directors are provided with a comprehensive information package, including pertinent corporate documents and a director’s manual containing information on the duties, responsibilities and liabilities of directors.  New directors are also briefed by management as to the status of the Company’s business. Directors have the opportunity to make site visits to the Company’s properties. All Directors are members of the Institute of Corporate Directors.

Continuing Education

Management and outside advisors provide information to the board and its committees to keep the directors up-to-date with the Company, its business and the environment in which it operates as well as with developments in the responsibilities of directors. In addition, directors are encouraged to take courses relevant to the Company and its business, particularly with respect to corporate governance and the energy industry.

Ethical Business Conduct

The Company has adopted a Code of Business Conduct and Ethics applicable to all employees, consultants, officers and directors regardless of their position in the organization, at all times and everywhere the Company does business. The Code of Business Conduct and Ethics provides that the Company’s employees, consultants, officers and directors will uphold its commitment to a culture of honesty, integrity and accountability and the Company requires the highest standards of professional and ethical conduct from its employees, consultants, officers and directors. A copy of the Company’s Code of Business Conduct and Ethics may be obtained, without charge, by request to Ivanhoe Energy Inc., 654 – 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1, Attention: Corporate Secretary, or by phone to 604-688-8323.

The Audit Committee monitors compliance with the Code of Business Conduct and Ethics through its oversight of the Company’s Whistleblowing Policy. The board has not granted any waiver of the Code of Business Conduct and Ethics in favour of a director or executive officer. Accordingly, no material change report has been required or filed.

The Company uses a confidential and anonymous reporting system that allows individuals to report suspected illegal, unethical or improper conduct in violation of the Code through the Internet or a toll-free telephone number. The reporting system is run by an independent third party and generates reports for the Company’s Ethics and Compliance Officer and the Audit Committee. The Ethics and Compliance Officer reviews the reports with the Chair of the Audit Committee as they are received and investigates any alleged breaches of the Code.

The Nominating and Corporate Governance Committee monitors the disclosure of conflicts of interest by directors with a view to ensuring that no director votes or participates in any board deliberations on a matter in respect of which such director has a material interest.

The board has adopted a series of corporate policies and procedures aimed at encouraging and promoting a culture of ethical business conduct. These include policies and procedures covering such matters as corporate disclosure procedures and controls, confidentiality, securities trading and whistle-blowing.

Audit Committee

The Audit Committee presently consists of Messrs. Downey, Molyneux and Pirraglia, all of whom are independent directors in accordance with criteria set out in the Canadian Securities Administrators’ Audit Committee rules in National Instrument 52-110 Audit Committees (“NI 52-110”), and the NASDAQ Marketplace Rules, and each of whom meets the heightened independence requirements of NI 52-110 applicable to audit committee members. Mr. Abboud, in furtherance of his responsibility as Independent Lead Director for overseeing the governance obligations of the board and its committees, acts as an “ex-officio” member of the Audit Committee.

Mr. Downey, who has been determined by the board to be an Audit Committee Financial Expert, as such term is defined in the U.S. Securities Exchange Act of 1934, as amended, is the Chairman of the committee.  Mr. Downey will not be standing for re-election and a new member of the Audit Committee will be appointed subsequent to the Meeting.

The mandate of the Audit Committee is to oversee the Company’s financial reporting obligations, systems and disclosure, including monitoring the integrity of the Company’s financial statements, monitoring the independence and performance of the Company’s external auditors and acting as a liaison between the board and the Company’s auditors. The activities of the Audit Committee typically include reviewing interim financial statements and annual financial statements, management discussion and analysis and earnings press releases before they are publicly disclosed, ensuring that internal controls over accounting and financial systems are maintained and that accurate financial information is disseminated to shareholders. Other responsibilities include reviewing the results of internal and external audits and any change in accounting procedures or policies, and evaluating the performance of the Company’s auditors. The Audit Committee communicates directly with the Company’s external auditors in order to discuss audit and related matters whenever appropriate.

The board has determined that each member of the Audit Committee is “financially literate”. For the purposes of NI 52-110, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

The Company has adopted an Audit Committee charter which codifies the mandate of the Audit Committee.  The Audit Committee charter specifically defines the Audit Committee’s relationship with, and expectations of, the external auditors, and the Audit Committee’s responsibility for regularly establishing the independence of the external auditor, approving any non-audit mandates of the external auditor; the engagement, evaluation, remuneration and termination of the external auditor; its relationship with, and expectations of, the internal auditor function and its oversight of internal control; and the disclosure of financial and related information. The board reviews and reassesses the adequacy of the Audit Committee charter on an annual basis.

The Audit Committee has regular access to the Chief Financial Officer of the Company. The external auditors regularly attend all meetings of the Audit Committee.  At each meeting of the Audit Committee, a portion of the meeting is set aside to discuss matters with the external auditors without management being present. In addition, the Audit Committee has the authority to call a meeting with the external auditors without management being present, at the committee’s discretion. Additional information regarding the Audit Committee is located in the Directors and Officers section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.  A copy of the Audit Committee’s Charter may be obtained upon request to the Corporate Secretary, 654 - 999 Canada Place, Vancouver. British Columbia, V6C 3E1, telephone (604) 688-8323.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Pirraglia, Molyneux, and Balloch, all of whom are independent directors in accordance with the Prescribed Independence Criteria. Mr. Pirraglia is the Chairman of the committee. Mr. Abboud, in furtherance of his responsibility as Independent Lead Director for overseeing the governance obligations of the board and its committees, acts as an “ex-officio” member of the Nominating and Corporate Governance Committee.

One of the primary responsibilities of the Nominating and Corporate Governance Committee is the identification of new candidates for board nomination. Typically, the full board determines, based on the Company’s objectives and strategies and the perceived risks it faces, the competencies, skills, experience and personal qualities it considers necessary or desirable in potential director candidates. The Nominating and Corporate Governance Committee then takes responsibility for identifying potential candidates who possess some or all of these attributes for presentation to, and assessment by, the full board. The Nominating and Corporate Governance Committee is also responsible for assessing, on a periodic basis, the performance of individual directors and the board as a whole.

Based on this framework, the Nominating and Corporate Governance Committee developed a skills matrix outlining the Company’s desired complement of directors’ competencies, skills and characteristics.  The Nominating and Corporate Governance Committee annually assesses the current competencies and characteristics represented on the board and utilizes the matrix to determine the board’s strengths and identify any gaps that need to be filled. This analysis assists the Nominating and Corporate Governance Committee in discharging its responsibility for approaching and proposing to the full board new nominees to the board, and for assessing directors on an ongoing basis. The identification of potential new nominees has, in the past, typically been accomplished through recommendations made by existing directors and shareholders but the Nominating and Corporate Governance Committee may engage outside advisors to assist in identifying potential candidates.

The Nominating and Corporate Governance Committee’s responsibilities are outlined in the committee’s Charter. Those responsibilities include:

—	evaluating the Company’s executive management succession plans;

—	ensuring that the board has the necessary structures and procedures so that it can function with an appropriate degree of independence from management;

—	providing a forum without management present to receive expressions of concern, including a concern regarding matters involving the independence of the board from management;

—	ensuring that succession plans are in place at the board level to ensure that an appropriate balance of skills on the board is maintained;

—	establishing induction programs for new directors;

—	developing and maintaining continuing education programs for directors; and

—
reviewing the practices and procedures of the board in light of ongoing developments in regulatory requirements and industry best practices in matters of corporate governance and recommending to the board any changes considered necessary or desirable.

A copy of the Nominating and Corporate Governance Committee’s Charter may be obtained upon request to the Corporate Secretary, 654 – 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.

Compensation and Human Resources Committee

The board of directors determines the compensation to be paid to its directors and officers primarily on the basis of recommendations made by the Compensation and Human Resources Committee.

The Compensation Committee reviews and makes recommendations to the board with respect to compensation for the Company’s executive officers. See “Statement of Executive Compensation” in the Management Proxy Circular.  The Compensation Committee also reviews and makes recommendations to the board regarding the adequacy and form of the compensation payable to non-management directors to ensure that such compensation realistically reflects the responsibilities and risks involved in being an effective director without compromising such director’s independence. Directors who are executives of the Company receive no additional remuneration for their services as directors.

The Compensation Committee consists of Messrs. Balloch, Graham and Downey, all of whom are independent directors in accordance with the Prescribed Independence Criteria. Mr. Balloch is the Chairman of the committee. Mr. Abboud, in furtherance of his responsibility as Independent Lead Director for overseeing the governance obligations of the board and its committees, acts as an “ex-officio” member of the Compensation Committee.  Mr. Downey will not be standing for re-election and a new member of the Compensation Committee will be appointed subsequent to the Meeting.

The Compensation Committee’s responsibilities are outlined in the committee’s Charter. Those responsibilities include:

—	reviewing and adopting, on an annual basis, corporate goals and objectives relevant to the compensation payable to the Company’s principal executive officer;

—	evaluating the principal executive officer’s performance in light of adopted goals and objectives and set the principal executive officer’s compensation level based on such evaluation;

—	ensuring that an appropriate program is in place to foster the personal development of the Company’s executive management;

—	reviewing and making recommendations to the board, on an annual basis, with respect to the adequacy and form of compensation and benefits payable to executive officers and non-executive directors;

—	administering and making recommendations to the board with respect to awards under the Company’s equity incentive and equity compensation plans; and

—	preparing periodic reports with respect to executive compensation in accordance with applicable regulatory requirements.

A copy of the Compensation Committee’s Charter may be obtained upon request to the Corporate Secretary, 654 – 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.

The Company has adopted a corporate policy to encourage non-management directors to invest in the common shares of the Company by requiring each non-management director to hold common shares having an aggregate market value equal to not less than 3 times the director’s basic annual retainer within two years of their appointment or election to the board. Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require a director to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below an amount equal to 3 times his basic annual retainer. Once a director attains the minimum ownership threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares that he was required to hold as of the date that he first met the minimum threshold.

The Company has also adopted a corporate policy to align the interests of the Company’s senior management with the interests of its shareholders by requiring the principal executive officer to hold common shares having an aggregate market value equal to not less than 1.5 times his annual base salary within five years of the later of (i) the date of commencement of his employment as principal executive officer or (ii) the adoption of the policy by the Company.  As with the share ownership policy applicable to non-management directors, the share ownership policy applicable to the principal executive officer does not require him to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below the original investment. Once the principal executive officer attains the minimum investment threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares as of the date that he first met the minimum investment threshold or until an increase in his base salary. Following an increase in base salary, the principal executive officer will be expected to reach a new investment threshold of not less than 1.5 times his annual base salary within three years of the increase.

Other Board Committees

In October 2008, the Company established an Executive Committee. The function of the Executive Committee is to facilitate the review and approval of matters on behalf of the board when logistical constraints, including time, do not permit a full meeting of the board during intervals between regularly schedules board meetings or when specific transactions or actions which have been approved in principle by the board require a specific resolution for formal approval.  The Executive Committee consists of two independent directors in Messrs. Abboud and Balloch and three non-independent directors in Messrs. Friedland, Meredith and Cabrera.  Mr. Cabrera is the Chairman of the committee.

The Executive Committee’s responsibilities are outlined in its charter.  A copy may be obtained upon request to the Corporate Secretary, 654 – 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.

Assessments

The Nominating and Corporate Governance Committee has the responsibility for developing and recommending to the board, and overseeing the execution of, a process for assessing the effectiveness of the board as a whole, the committees of the board and the contribution of individual directors, on a regular basis. The Nominating and Corporate Governance Committee has developed an assessment process for the board, each of its committees, and the contribution of individual directors.

On an annual basis, the Nominating and Corporate Governance Committee sends a performance evaluation questionnaire to all of the members of the board of directors. This questionnaire covers a wide range of topics relating to board, committee and individual director performance and seeks to elicit comments and recommendations for improvement. Assessment of individual board members consists of both an evaluation of each director’s peers and a self-evaluation. The process culminates with the compilation of the results and delivery by the Chair of the Nominating and Corporate Governance Committee of a summary report of the results to the entire board of directors. In addition, each board committee annually evaluates its effectiveness in carrying out the duties specified in its Charter. The results are reviewed by the members of each committee who consider whether any changes to its structure or charter may be appropriate.

OTHER BUSINESS

Management of the Company is not aware of any matter to come before the Meeting other than the matters referred to in the Notice of Meeting.

DIRECTORS’ APPROVAL

The contents of this Management Proxy Circular and its publication have been approved by the board of directors of the Company.

ADDITIONAL INFORMATION

Copies of the Company’s annual reports on Form 10-K, the Company’s quarterly reports on Form 10-Q, the Company’s current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge on or through the Company’s website at www.ivanhoeenergy.com or through the SEC’s website at www.sec.gov.  Additional information relating to the Company is available free of charge on or through the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.  This includes the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year which may be viewed on the SEC’s website or on the SEDAR website.  Finally, securityholders may contact the Company directly to receive copies of information relating to it, including its financial statements and management’s discussion and analysis, without charge, upon written or oral request to Mary Vincelli, Corporate Secretary, Suite 654-999 Canada Place, Vancouver, British Columbia, V6C 3E1, or by telephone at (604) 688-8323.

DATED at Vancouver, British Columbia as of the 19th day of March, 2014.

BY ORDER OF THE BOARD OF DIRECTORS “Mary Vincelli”
Mary Vincelli Corporate Secretary

IVANHOE ENERGY INC.
Suite 654 - 999 Canada Place, Vancouver, B.C.  V6C 3E1
Tel:  604-688-8323

PROXY

This proxy is solicited by the management of IVANHOE ENERGY INC. (the “Company”) for the Annual General Meeting of its shareholders (the “Meeting”) to be held on April 28, 2014.

The undersigned hereby appoints Carlos A. Cabrera, Executive Chairman of the Company, or failing him, Mary Vincelli, Corporate Secretary of the Company, or instead of either of the foregoing, (insert name) _________________________________, as nominee of the undersigned, with full power of substitution, to attend and vote on behalf of the undersigned at the Meeting to be held in the Princess Louisa Suite at the Fairmont Waterfront Hotel, 900 Canada Place Way, Vancouver, British Columbia at 9:00 AM (Pacific time), and at any adjournments thereof, and directs the nominee to vote or withhold from voting, as applicable, the common shares of the undersigned in the manner indicated below:

1.	ELECTION OF DIRECTORS			THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.

The nominees proposed by management of the Company are:

	ROBERT M. FRIEDLAND	FOR ☐	WITHHOLD ☐	DATED: , 2014.
	CARLOS A. CABRERA	FOR ☐	WITHHOLD ☐
	A. ROBERT ABBOUD	FOR ☐	WITHHOLD ☐
	HOWARD R. BALLOCH	FOR ☐	WITHHOLD ☐
	ROBERT G. GRAHAM	FOR ☐	WITHHOLD ☐
	PETER G. MEREDITH	FOR ☐	WITHHOLD ☐
	ALEXANDER A. MOLYNEUX	FOR ☐	WITHHOLD ☐
	ROBERT A. PIRRAGLIA	FOR ☐	WITHHOLD ☐
Signature of Shareholder

2.	APPOINTMENT OF AUDITORS

	To appoint Deloitte LLP, Chartered Accountants, as auditors of the Company at a remuneration to be fixed by the board of directors of the Company.			_____________________________________________________________________ (Please print name here)

	FOR ☐ WITHHOLD ☐			Note: If not dated, this proxy is deemed to be dated on the day sent by the Company.

3.	To transact any other business as may properly come before the Meeting or at any adjournments thereof.			(Please advise the Company of any change of address)

4.	Upon any permitted amendment to or variation of any matter identified in the Notice of Meeting.

NOTES:
Vote by Telephone, Fax, Mail, Email, Hand Delivery or Internet

An appointment of a proxyholder or alternate proxyholder will not be valid unless a form of proxy making the appointment, signed by the shareholder or by an attorney of the shareholder authorized in writing, is deposited with CST Trust Company:

—	by telephone to 1-888-489-5760,
—	by facsimile to (416) 368-2502 or 1-866-781-3111,
—	by postal mail to P.O. Box 721, Agincourt, Ontario, M1S 0A1
—	by email to proxy@canstockta.com (French language proxies to be sent to procuration@canstockta.com),
—	by hand to The Oceanic Plaza, 1600 - 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6, or
—	by Internet voting as described below,

and, in each case, must be received by CST Trust Company not later than 9:00 AM (Pacific time) on April 24, 2014, or 48 hours (excluding Saturdays, Sundays and statutory holidays) before any adjournment(s) or postponement(s) thereof, at which the form of proxy is to be used.

To vote by internet, use the internet to transmit your voting instructions and for electronic delivery of information.  Have this form of proxy available when you access the website at www.cstvotemyproxy.com.  You will be prompted to enter your 13-digit Control Number, which is located on the right side of this form of proxy.  You may also appoint a person other than the persons designated on this form of proxy by following the instructions provided on the website.

Any one of the joint holders of a common share may sign a form of proxy in respect of the share but, if more than one of them is present at the Meeting or represented by proxyholder, that one of them whose name appears first in the register of members in respect of the common share, or that one’s proxyholder, will alone be entitled to vote in respect thereof.  Where the form of proxy is signed by a corporation, either its corporate seal must be affixed or the form should be signed by the corporation under the hand of an officer or an attorney duly authorized in writing.

A shareholder has the right to appoint a person, who need not be a shareholder, to attend and act for the shareholder and on the shareholder’s behalf at the Meeting other than either of the nominees designated in this form of proxy, and may do so by inserting the name of that other person in the blank space provided for that purpose in this form of proxy or by completing another suitable form of proxy.

The common shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot and where a choice with respect to a matter to be acted on is specified, the common shares will be voted on a ballot in accordance with that specification.  This proxy confers discretionary authority with respect to matters, other than the election of directors and appointment of auditor, identified or referred to in the accompanying Notice Meeting for which no instruction is given, and with respect to other matters that may properly come before the Meeting.

IN RESPECT OF A MATTER FOR WHICH A CHOICE IS NOT SPECIFIED IN THE FORM OF PROXY, THE NOMINEES NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY THE FORM OF PROXY AT THEIR OWN DISCRETION FOR THE APPROVAL OF SUCH MATTER.

Control Number

If you have any questions, please call CST Trust Company toll free at 1-800-387-0825 in Canada or the U.S. or at 1 (416) 682-3860 outside North America.

NOTICE TO REGISTERED SHAREHOLDERS
REGARDING QUARTERLY AND ANNUAL REPORTS
AND CONSENT TO ELECTRONIC DELIVERY OF DOCUMENT

Dear Shareholder,

As a registered shareholder of Ivanhoe Energy Inc. (the “Company”), you are entitled to receive our annual and interim financial statements.  If you do not wish to receive the interim financial statements, please complete the bottom of this notice and return to our Transfer Agent and Registrar, CST Trust Company, by facsimile, mail or by submitting your request electronically at www.canstockta.com/investorinquiry.  Your name will then be removed from the mailing list maintained by CST Trust Company.  Please be assured that if you elect not to receive our interim financial statements you will still receive annually our annual financial statements, Notice of Annual Meeting, Management Information Circular and a Proxy Form.

If you elect not to receive our interim financial statements your election will not be effective until you notify CST Trust Company of a change to your election.  You may change your election with respect to the financial statements at any time by contacting CST Trust Company at the address noted below.  We will send you a similar election notice each year.

In addition if you wish to receive delivery of certain of the Company’s corporate documents via the Internet rather than by mail, please check that preference on the bottom of this notice or enrol online at www.canstockta.com/FinancialStatements.
The Company code number is 0435B.

Financial Statements Election Notice		(PLEASE PRINT)

To:	CST Trust Company
	PO Box 700	Name
Station B
	Montreal, QC H3B 3K3	Address
Canada
Fax: (514) 985-8843
ELECTRONICALLY:
www.canstock.com/investorinquiry

Postal/Zip Code

I do not wish to receive the following financial statements of		Country
Ivanhoe Energy Inc.
Email Address

☐	Interim Financial Statements

Please remove my name from the mailing list for Ivanhoe Energy Inc. for the indicated financial statements.

I understand that this election notice will be effective until I notify CIBC Mellon Trust Company of a change in my election and that I may change my election at any time by contacting CIBC Mellon Trust Company at the address noted above.

CHECK ONE:

☐	By Mail
☐
By electronic delivery.  I have read and understood the terms of this Consent set forth on the reverse side of this notice and I consent to the electronic delivery of the Documents indicated in Item 1 on the reverse side of this notice.

(See Reverse Side)

SHAREHOLDER CONSENT TO DELIVERY OF ELECTRONIC MATERIALS

Ivanhoe Energy Inc. (the “Company”) is introducing a voluntary option for the delivery of Company documents to its shareholders (“Shareholders”) by electronic means rather than traditional mailing of paper copies.  This option allows the Company to provide its shareholders a convenient method of receiving materials meant to increase timeliness for Shareholders, provide benefits to our environment and reduce costs.

I consent to the electronic delivery of the documents listed below that the Company elects to deliver to me electronically, all in accordance with the terms hereof.  The consent granted herein will last until revoked by the Shareholder.

1.  The following documents that are filed with securities regulators and delivered to other Shareholders and will at the same time be delivered electronically to me (collectively referred to as the “Documents” or each of them as a “Document”):
a) annual reports including financial statements;
b) quarterly reports, including financial statements;
c) notices of meetings of shareholders, management information circulars and  forms of proxy; and
d) such other disclosure documents that the Company makes available by electronic means.

2.  The Documents will be delivered to you by the Company by making them available for your viewing, downloading and/or saving on the Internet website www.ivanhoeenergy.com (the “Website”).
A Shareholder must then go to “Investors” and “Reports & Filings” and locate the document of interest for viewing.  The Company will advise you by e-mail when the documents are available on the Website.

3.  The viewing, downloading and/or saving of a Document requires me to use:
a) a computer with a 486/33 processor (or MacIntosh LC III) or higher with at least 16 megabytes of RAM (Random Access Memory) and Windows 3.1;
b) access to an Internet service provider;
c) the program Netscape Navigator 3.0 (or higher) or Microsoft Internet Explorer 3.0 (or higher);
d) the program Adobe Acrobat Reader 3.0 (or higher) to read the material; and
e) an electronic mail account to receive notification.
For Shareholders without Adobe Acrobat Reader, a link will be provided to allow the downloading of this program.  Accordingly, I acknowledge that I understand the above technical requirements and that I possess the technical ability and resources to receive electronic delivery in the manner outlined in this “Consent to Electronic Delivery of Documents”.

4.  I acknowledge that I may receive at no cost a paper copy of any Document to be delivered if the Company cannot make electronic delivery available or if I contact the Company’s transfer agent, CST Trust Company by telephone at (800) 387-0825, regular mail at Ivanhoe Energy Inc. c/o CST Trust Company, 1600-1066 West Hastings St., Vancouver, BC V6E 3X1, or via electronic mail at inquiries@canstockta.com.  I further acknowledge that my request of a paper copy of any Document does not constitute revocation of this “Consent to Electronic Delivery of Documents”.

5.  The Documents will be posted on the Website for delivery for a period of time corresponding to the notice period stipulated under applicable legislation and the Documents will remain posted on the Website thereafter for a period of time which is appropriate and relevant, given the nature of the document.

6.  I understand that my consent may be revoked or changed at any time by notifying the Company’s transfer agent of such revocation or changed by telephone, regular mail or e-mail as specified in paragraph 4 above.

7.  I understand that the Company maintains in confidence the personal information I provide as a Shareholder and uses it only for the purpose of Shareholder communication.

8.  I understand that I am not required to consent to the electronic delivery of Documents.  I have read and understand this “Consent to Electronic Delivery of Documents” and I consent to the electronic delivery of Documents on the foregoing terms.

I have read and understand this “Consent for Electronic Delivery of Documents” and consent to the electronic delivery of the Documents on the terms outlined above.

NOTICE TO BENEFICIAL SHAREHOLDERS
REGARDING QUARTERLY AND ANNUAL REPORTS
AND
CONSENT TO ELECTRONIC DELIVERY OF DOCUMENT

Dear Shareholder,

As a non-registered shareholder of Ivanhoe Energy Inc. (the “Company”), you are entitled to receive our annual and interim financial statements.  If you wish to receive these financial statements, please either complete and return this notice by mail or submit your request online (see address below).  Your name will then be placed on the Supplemental Mailing List maintained by our Transfer Agent and Registrar, CST Trust Company.

As long as you remain a non-registered shareholder, you will receive this card each year and will be required to renew your request to receive these financial statements.  If you have any questions about this procedure, please contact CST Company by phone at 1-800-387-0825 or (416) 682-3860 or at www.canstockta.com/investorinquiry.

We encourage you to submit your request online at www.canstockta.com/FinancialStatements.  The Company code number is 0435A.

Financial Statements Election Notice		(PLEASE PRINT)

To:	CST Trust Company
	PO Box 700	Name
Station B
	Montreal, QC H3B 3K3	Address
Canada
Fax: (514) 985-8843
ELECTRONICALLY:
www.canstockta.com/investorinquiry

Postal/Zip Code

Please add my name to the Supplemental Mailing List		Country
for Ivanhoe Energy Inc. and send me their financial statements as
Indicated below:		Email Address

☐	Annual Financial Statements
☐	Interim Financial Statements

CHECK ONE:

☐	By Mail
☐
By electronic delivery.  I have read and understood the terms of this Consent set forth on the reverse side of this notice and I consent to the electronic delivery of the Documents indicated in Item 1 on the reverse side of this notice.

(See Reverse Side)

SHAREHOLDER CONSENT TO DELIVERY OF ELECTRONIC MATERIALS

Ivanhoe Energy Inc. (the “Company”) is introducing a voluntary option for the delivery of Company documents to its shareholders (“Shareholders”) by electronic means rather than traditional mailing of paper copies.  This option allows the Company to provide its shareholders a convenient method of receiving materials meant to increase timeliness for Shareholders, provide benefits to our environment and reduce costs.

I consent to the electronic delivery of the documents listed below that the Company elects to deliver to me electronically, all in accordance with the terms hereof.  The consent granted herein will last until revoked by the Shareholder.

1.  The following documents that are filed with securities regulators and delivered to other Shareholders will at the same time be delivered electronically to me (collectively referred to as the “Documents” or each of them as a “Document”):
a) annual reports including financial statements;
b) quarterly reports, including financial statements;
c) notices of meetings of shareholders, management information circulars and  forms of proxy; and
d) such other disclosure documents that the Company makes available by electronic means.

2.  The Documents will be delivered to you by the Company by making them available for your viewing, downloading and/or saving on the Internet website www.ivanhoeenergy.com (the “Website”).
A Shareholder must then go to “Investors” and “Reports & Filings” and locate the document of interest for viewing.  The Company will advise you by e-mail when the documents are available on the Website.

3.  The viewing, downloading and/or saving of a Document requires me to use:
a) a computer with a 486/33 processor (or MacIntosh LC III) or higher with at least 16 megabytes of RAM (Random Access Memory) and Windows 3.1;
b) access to an Internet service provider;
c) the program Netscape Navigator 3.0 (or higher) or Microsoft Internet Explorer 3.0 (or higher);
d) the program Adobe Acrobat Reader 3.0 (or higher) to read the material; and
e) an electronic mail account to receive notification.
For Shareholders without Adobe Acrobat Reader, a link will be provided to allow the downloading of this program.  Accordingly, I acknowledge that I understand the above technical requirements and that I possess the technical ability and resources to receive electronic delivery in the manner outlined in this “Consent to Electronic Delivery of Documents”.

4.  I acknowledge that I may receive at no cost a paper copy of any Document to be delivered if the Company cannot make electronic delivery available or if I contact the Company’s transfer agent, CST Trust Company by telephone at (800) 387-0824, regular mail at Ivanhoe Energy Inc. c/o CST Trust Company, 1600-1066 West Hastings St., Vancouver, BC V6E 3X1 or via electronic mail at inquiries@canstockta.com.  I further acknowledge that my request of a paper copy of any Document does not constitute revocation of this “Consent to Electronic Delivery of Documents”.

5.  The Documents will be posted on the Website for delivery for a period of time corresponding to the notice period stipulated under applicable legislation and the Documents will remain posted on the Website thereafter for a period of time which is appropriate and relevant, given the nature of the document.

6.  I understand that my consent may be revoked or changed at any time by notifying the Company’s transfer agent of such revocation or changed by telephone, regular mail or e-mail as specified in paragraph 4 above.

7.  I understand that the Company maintains in confidence the personal information I provide as a Shareholder and uses it only for the purpose of Shareholder communication.

8.  I understand that I am not required to consent to the electronic delivery of Documents.  I have read and understand this “Consent to Electronic Delivery of Documents” and I consent to the electronic delivery of Documents on the foregoing terms.

I have read and understand this “Consent for Electronic Delivery of Documents” and consent to the electronic delivery of the Documents on the terms outlined above.

IVANHOE ENERGY INC. 654 – 999 Canada Place Vancouver, BC V6C 3E1 Telephone: 604-688-8323 Fax: 604-682-2060 Notice of Annual General Meeting of Shareholders April 28, 2014

NOTICE IS HEREBY GIVEN that the Annual General Meeting of shareholders of IVANHOE ENERGY INC. (the “Company”) will be held in the Princess Louisa Suite at the Fairmont Waterfront Hotel, 900 Canada Place Way, Vancouver, British Columbia on Monday, April 28, 2014, at 9:00 AM (Pacific Time) (the “Meeting”) for the following purposes:

1.	to receive the report of the directors;

2.	to receive the Company’s audited financial statements for the financial year ended December 31, 2013 and the auditor’s report thereon;

3.	to elect eight directors for the ensuing year;

4.	to appoint auditors for the ensuing year and to authorize the directors to fix the auditors’ remuneration;

5.	to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The board of directors has fixed March 12, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof.

A Management Proxy Circular accompanies this Notice. The Management Proxy Circular contains details of the matters to be considered at the Meeting.

Notice-and-Access

The Company is utilizing the notice-and-access mechanism (the “Notice-and-Access Provisions”) under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer and National Instrument 51-102 – Continuous Disclosure Obligations, for distribution of Meeting materials to registered and beneficial shareholders.

Website Where Meeting Materials are Posted

The Notice-and-Access Provisions are a new set of rules that allows reporting issuers to post electronic versions of proxy-related materials (such as proxy circulars and annual financial statements) on-line, via the System for Electronic Document Analysis and Retrieval (“SEDAR”) and one other website, rather than mailing paper copies of such materials to shareholders. Electronic copies of the Management Proxy Circular, financial statements of the Company for the year ended December 31, 2013 (“Financial Statements”) and management’s discussion and analysis of the Company’s results of operations and financial condition for 2013 (“MD&A”) may be found on the Company’s SEDAR profile at www.sedar.com and the Company’s website at www.ivanhoeenergy.com. The Company will make limited use of the procedures known as “stratification” in relation to the use of Notice-and-Access Provisions. Stratification occurs when a reporting issuer using the Notice-and-Access Provisions provides a paper copy of the Management Proxy Circular to some shareholders with the notice package. In relation to the Meeting, shareholders with existing instructions on their account to receive printed materials and those shareholders with addresses outside of Canada and the United States will receive a printed copy of the Meeting Materials with the Notice. All other shareholders will receive only the required documentation under the Notice-and-Access Provisions, which will not include a paper copy of the Management Proxy Circular.

Obtaining Paper Copies of Materials

The Company anticipates that using the Notice-and-Access Provisions for delivery to all shareholders will directly benefit the Company through a substantial reduction in both postage and material costs, and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials. Shareholders with questions about the Notice-and-Access Provisions can call our transfer agent CST Trust Company toll-free at 1-888-433-6443. Shareholders may also obtain paper copies of the Management Proxy Circular, Financial Statements and MD&A free of charge by contacting CST Trust Company at the same toll-free number or upon request to the Company’s Corporate Secretary at 604-688-8323.

 A request for paper copies which are required in advance of the Meeting should be sent so that the request is received by the Company or CST Trust Company, as applicable, by 9:00 AM (Pacific time) on Thursday April 17, 2014 in order to allow sufficient time for shareholders to receive the paper copies and to return their proxies or voting instruction forms to intermediaries not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the City of Vancouver, British Columbia)  prior to the time set for the Meeting or any adjournments or postponements thereof.

Voting

A Proxy Form is enclosed herewith.  Registered shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed Proxy Form to CST Trust Company in accordance with the instructions set out in the Management Proxy Circular. If you are voting your shares by proxy, our transfer agent, CST Trust Company, must receive your completed proxy form by 9:00 AM (Pacific time) on Thursday, April 24, 2014, or 48 hours (excluding Saturdays, Sundays and statutory holidays) before any adjournment(s) or postponement(s) of the Meeting.

Non-registered shareholders receiving these materials through their broker or other intermediary should complete and return the voting instruction form provided to them by their broker or other intermediary in accordance with the instructions provided therein.

SHAREHOLDERS ARE REMINDED TO REVIEW THE MANAGEMENT PROXY CIRCULAR BEFORE VOTING.

DATED at Vancouver, British Columbia, this 19th day of March, 2014.

BY ORDER OF THE BOARD OF DIRECTORS “Mary Vincelli”
Mary Vincelli Corporate Secretary